EXHIBIT 4.3

EXECUTION VERSION

FINLAY FINE JEWELRY CORPORATION

8.375%/8.945% SENIOR SECURED THIRD LIEN NOTES DUE JUNE 1, 2012

INDENTURE

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Dated as of November 26, 2008

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HSBC Bank USA, National Association

Trustee

CROSS-REFERENCE TABLE1

Trust Indenture Act Section	Indenture Section
310(a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b) (1)	11.02
(b) (2)	7.06; 7.07; 11.02
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 12.01; 12.05
(b)	11.02; 12.01
(c) (1)	12.01
(c) (2)	12.01
(c) (3)	12.01
(d)	11.02; 11.08; 12.01
(e)	12.01; 12.05
(f)	12.01
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a) (1) (A)	N.A.
(a) (1) (B)	N.A.
(a) (2)	N.A.
(b)	N.A.
(c)	2.13
317(a) (1)	N.A.
(a) (2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	12.01

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[1]	N.A. means not applicable. This Cross-Reference Table is not part of the Indenture.

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TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS AND INCORPORATION BY REFERENCE	1
Section 1.01	Definitions.	1
Section 1.02	Other Definitions.	19
Section 1.03	Terms of TIA.	20
Section 1.04	Rules Of Construction.	21
ARTICLE II	THE NOTES	21
Section 2.01	Form and Dating.	21
Section 2.02	Execution and Authentication.	21
Section 2.03	Registrar and Paying Agent.	22
Section 2.04	Paying Agent to Hold Money in Trust.	22
Section 2.05	Holder Lists.	23
Section 2.06	Transfer and Exchange.	23
Section 2.07	Replacement Notes.	23
Section 2.08	Outstanding Notes.	24
Section 2.09	Treasury Notes.	24
Section 2.10	Temporary Notes.	24
Section 2.11	Cancellation.	25
Section 2.12	Defaulted Interest.	25
Section 2.13	Record Date.	25
Section 2.14	CUSIP Number.	25
Section 2.15	[Reserved.]	26
Section 2.16	Calculation of Principal Amount of Notes.	26
ARTICLE III	REDEMPTION AND PREPAYMENT	26
Section 3.01	Notices to Trustee.	26
Section 3.02	Selection of Notes to be Redeemed.	26
Section 3.03	Notice of Redemption.	27
Section 3.04	Effect of Notice of Redemption.	27
Section 3.05	Deposit of Redemption Price.	28
Section 3.06	Notes Redeemed in Part.	28
Section 3.07	Optional Redemption.	28
Section 3.08	Mandatory Redemption.	29
Section 3.09	Offer to Purchase by Application of Excess Proceeds.	29
ARTICLE IV	COVENANTS	31
Section 4.01	Payment of Notes.	31
Section 4.02	Maintenance of Office or Agency.	31
Section 4.03	Reports.	32
Section 4.04	Compliance Certificate.	32

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Section 4.05	Taxes.	33
Section 4.06	Extension and Usury Laws.	33
Section 4.07	Restricted Payments.	34
Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries.	37
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.	38
Section 4.10	Asset Sales.	42
Section 4.11	Equity Interests of Subsidiaries.	43
Section 4.12	Transactions with Affiliates.	43
Section 4.13	Liens.	44
Section 4.14	Corporate Existence.	44
Section 4.15	Offer to Repurchase upon Change of Control.	44
Section 4.16	Payments for Consent.	46
Section 4.17	Insurance.	46
ARTICLE V	SUCCESSORS	47
Section 5.01	Merger, Consolidation or Sale of Assets.	47
Section 5.02	Successor Corporation Substituted.	48
ARTICLE VI	DEFAULTS AND REMEDIES	48
Section 6.01	Events of Default.	48
Section 6.02	Acceleration.	50
Section 6.03	Other Remedies.	52
Section 6.04	Waiver of Past Defaults.	52
Section 6.05	Control by Majority.	52
Section 6.06	Limitation on Suits.	52
Section 6.07	Rights of Holders of Notes to Receive Payment.	53
Section 6.08	Collection Suit by Trustee.	53
Section 6.09	Trustee May File Proofs of Claim.	53
Section 6.10	Priorities.	54
Section 6.11	Undertaking for Costs.	54
ARTICLE VII	TRUSTEE	55
Section 7.01	Duties of Trustee.	55
Section 7.02	Rights of Trustee.	56
Section 7.03	Individual Rights of Trustee.	57
Section 7.04	Trustee’s Disclaimer.	57
Section 7.05	Notice of Defaults.	57
Section 7.06	Reports by Trustee to Holders of The Notes.	58
Section 7.07	Compensation and Indemnity.	58
Section 7.08	Replacement of Trustee.	59
Section 7.09	Successor Trustee by Merger, etc.	60
Section 7.10	Eligibility; Disqualification.	60
Section 7.11	Preferential Collection of Claims against Company.	60

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ARTICLE VIII	LEGAL DEFEASANCE AND COVENANT DEFEASANCE	60

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	60
Section 8.02	Legal Defeasance and Discharge.	60
Section 8.03	Covenant Defeasance.	61
Section 8.04	Conditions to Legal or Covenant Defeasance.	62
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.	63
Section 8.06	Repayment to Company.	63
Section 8.07	Reinstatement.	64
ARTICLE IX	AMENDMENT, SUPPLEMENT AND WAIVER	64
Section 9.01	Without Consent of Holders of Notes.	64
Section 9.02	With Consent of Holders of Notes.	65
Section 9.03	Compliance with Trust Indenture Act.	67
Section 9.04	Revocation and Effect of Consents.	67
Section 9.05	Notation on or Exchange of Notes.	67
Section 9.06	Trustee to Sign Amendments, etc.	67
ARTICLE X	NOTE GUARANTEES	68
Section 10.01	Application.	68
Section 10.02	Guarantee.	68
Section 10.03	Limitation on Note Guarantor Liability.	69
Section 10.04	Execution and Delivery of Note Guarantee.	69
Section 10.05	Note Guarantors May Consolidate, etc., on Certain Terms. 70
Section 10.06	Releases Following Sale of Assets.	70
Section 10.07	Transfers of Intangible Assets.	71
ARTICLE XI	COLLATERAL AND SECURITY	71
Section 11.01	The Collateral.	71
Section 11.02	Further Assurances.	72
Section 11.03	[Reserved.]	73
Section 11.04	Impairment of Security Interest.	73
Section 11.05	Real Estate Mortgages and Filings.	74
Section 11.06	Restrictions on Enforcement of Liens on Third Lien Collateral. 75
Section 11.07	Possession of Collateral.	75
Section 11.08	Release of Liens on the Third Lien Collateral.	76
Section 11.09	Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents. 77
Section 11.10	Collateral Accounts.	80
Section 11.11	The Collateral Agent.	81
Section 11.12	Replacement of the Collateral Agent.	84

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Section 11.13	Information Regarding Third Lien Collateral	85
Section 11.14	Purchaser Protected.	86
Section 11.15	Powers Exercisable by Receiver or Trustee.	86
Section 11.16	Intercreditor Agreement, Collateral Agreement and Other Collateral Documents. 86
Section 11.17	License Agreements.	87
Section 11.18	Consignment Agreements.	87
Section 11.19	Intercreditor Agreement Governs.	88
ARTICLE XII	MISCELLANEOUS	88
Section 12.01	Trust Indenture Act Controls.	88
Section 12.02	Notices.	88
Section 12.03	Communication by Holders of Notes with Other Holders of Notes. 89
Section 12.04	Certificate and Opinion as to Conditions Precedent.	89
Section 12.05	Statements Required in Certificate or Opinion.	90
Section 12.06	Rules by Trustee and Agents.	90
Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders. 90
Section 12.08	Governing Law.	91
Section 12.09	No Adverse Interpretation of Other Agreements.	91
Section 12.10	Successors.	91
Section 12.11	Severability.	91
Section 12.12	Counterpart Originals.	91
Section 12.13	Table of Contents, Headings, Etc.	91

APPENDIX A	Rule 144A/Regulation S Appendix
EXHIBIT 1	Form of Initial Note
EXHIBIT 2	Form of Certificate From Institutional Accredited Investor
EXHIBIT A	[Reserved]
EXHIBIT B	Form of License Agreement
EXHIBIT C	[Reserved]
EXHIBIT D	Form of Supplemental Indenture
EXHIBIT E	Form of Subsidiary Intercompany Note

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INDENTURE dated as of November 26, 2008 between Finlay Fine Jewelry Corporation, a Delaware corporation (the “Company” or “Finlay Jewelry”), and HSBC Bank USA, National Association, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Initial Notes and PIK Notes (collectively, the “Notes”). For purposes of this Indenture, all references to “principal amount” of the Notes shall include any PIK Notes issued in respect thereof (and any increase in the principal amount thereof) as a result of a payment of PIK Interest.

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“Acquired Debt” means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; and (iii) Indebtedness incurred by such Person in connection with the acquisition of assets from another Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such specified Person acquiring such assets.

“Additional Assets” means:

(1)	all or substantially all of the assets of another Permitted Business;
(2)	Capital Stock of a Person engaged in a Permitted Business if such Person is or, after giving effect to such acquisition, becomes a Subsidiary of the Company;
(3)	capital expenditures relating to an asset used or useful in a Permitted Business; or
(4)	other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Agent” means any Paying Agent, Registrar or co-registrar.

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory or accounts receivable in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof or the provisions of Article 5 hereof and not by the provisions of Section 4.10 hereof; and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following will not be deemed an Asset Sale: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company; (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company; (iii) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof; (iv) any sale of any item deemed to be Consignment Inventory immediately prior to such sale; (v) any sale and leaseback of any assets within 60 calendar days after the acquisition of such assets; (vi) any sale, conveyance or other disposition, without recourse, of Receivables to a Receivables Subsidiary; provided that cash or Cash Equivalents in an amount at least equal to the fair market value thereof is received in consideration thereof; and, provided, further, that any such transfer to an entity that is not a Receivables Subsidiary or that ceases to be a Receivables Subsidiary shall not be exempted from the definition of “Asset Sale” by reason of this clause (vi); (vii) sales of surplus and other property or equipment that has become worn-out, obsolete, damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, will not be deemed to be Asset Sales; and (viii) the entering into by the Company of Factor Guaranties in respect of Receivables in an amount permitted pursuant to clause (xvi) of Section 4.09(b) hereof. Any Asset Sale that occurs by reason of an entity ceasing to be a Receivables Subsidiary as contemplated in clause (vi) above shall be deemed to have been made as of the date of such cessation.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York or at a place of payment are authorized by law, legislation or executive order to remain closed. If a payment date is a day other than a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); (iv) in the case of a limited liability company, membership interests; and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least “A” or the equivalent thereof by Standard & Poor’s Rating Group or at least “A” or the equivalent thereof by Moody’s Investors Service, Inc.; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; and (v) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Group and in each case maturing within six months after the date of acquisition.

“Cash Interest” means the portion of interest which the Company elects or is required to pay in cash.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries or of Finlay Enterprises taken as a whole to any “person” (as such term is used in Section 13(d) (3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or Finlay Enterprises; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule l3d-5 under the Exchange Act, except that such person shall be deemed to be the “beneficial owner” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Company; (iv) the first day on which a majority of the members of the Board of Directors of the Company or Finlay Enterprises are not Continuing Directors; (v) the first day on which Finlay Enterprises ceases to own 100% of the outstanding Equity Interests of the Company; or (vi) the merger or consolidation of the Company or Finlay Enterprises with or into another person or the merger of another person with or into the Company or Finlay Enterprises, other than a transaction following which holders of securities that represented 100% of the voting Capital Stock of Finlay Enterprises immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Capital Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Agent” means HSBC Bank USA, National Association, acting as the Collateral Agent under the Collateral Documents and any successor thereto in such capacity.

“Collateral Documents” means the Third Lien Security Agreement, mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, restated, supplemented or otherwise modified from time to time and pursuant to which Third Lien Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means Finlay Fine Jewelry Corporation, and any and all successors thereto.

“Consignment Inventory” means, at any time, each item of merchandise (including any gold content thereof) which (i) at such time is in possession of the Company, Finlay Enterprises or any of their respective Subsidiaries as consignee pursuant to a written consignment agreement or other consignment arrangement including, without limitation, a consignment order or consignment invoice, (ii) at such time is identified in computer records of the Company or any of its Subsidiaries as being “memo” or “consigned inventory”, (iii) as of such time has not been sold, and (iv) to which title, at such time, is retained by a consignor under such consignment agreement or other consignment arrangement until such item of merchandise is sold or deemed sold by the consignor to the consignee. Title to an item of merchandise described in the foregoing sentence is deemed to be retained by such consignor until, in accordance with the applicable consignment agreement or other consignment arrangement, title is transferred (or deemed to be transferred) to a buyer, the Company or any of its Subsidiaries, regardless of whether any procedures have been performed to protect the consignor’s title with respect to such item of merchandise.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (in each case without duplication): plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus (v) the nonrecurring expenses of such Person and its Subsidiaries relating to the Restructuring Transactions to the extent that any such expense was deducted and not capitalized in computing such Person’s Consolidated Net Income; plus (vi) dividends in respect of all Disqualified Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), to the extent such dividends were deducted in computing such Consolidated Net Income; provided, however, that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock (expressed as a decimal) for such period; plus (vii) interest accruing on any Indebtedness of any other Person, to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; plus (viii) all other non-cash charges of such Person and its Subsidiaries, to the extent such charges were deducted in computing such Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus (ix) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period, in each case on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof; (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or Finlay Enterprises who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Controlling Agent” shall mean (i) prior to the First Lien Termination Date, the First Lien Agent, (ii) prior to the Second Lien Termination Date, the Second Lien Collateral Agent, and (iii) thereafter, the Collateral Agent.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable, convertible or exchangeable at the option of the Holder thereof for Indebtedness or Disqualified Stock, or (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in each case, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that any Capital Stock issued to employees, consultants or directors of the Company or any of its Subsidiaries pursuant to a stock option or other compensation plan of the Company or any of its Subsidiaries shall not be deemed to be Disqualified Stock solely because of any mandatory repurchase features contained in such plan, except to the extent that the repurchase obligations of the Company and its Subsidiaries in respect thereof exceed $5.0 million in the aggregate since the date of this Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including, without limitation, Restricted Stock Units issued pursuant to any employee incentive plan existing on the date hereof, and any substantially similar instrument but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Revolving Debt) in existence on the date of this Indenture, until such amounts are repaid.

“Factor Guaranties” means, collectively, the factor guaranties dated as of December 9, 2002 issued by GE Capital Commercial Services, Inc. to the Company, guaranteeing Receivables from certain customers of the Company, and any future factor guaranties entered into by the Company, in form and substance no less favorable to the Company than such existing factor guaranties, entered into in the ordinary course of business consistent with the past practice of the Company.

“Finlay Enterprises” means Finlay Enterprises, Inc., a Delaware corporation and the sole stockholder of the Company.

“First Lien Agent” means General Electric Capital Corporation, as agent for the lenders under the First Lien Credit Agreement, together with its successors and assigns.

“First Lien Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of November 9, 2007, as amended by Amendment No. 1 thereto, dated as of November 18, 2008, among the Company, Finlay Enterprises, Inc., a Delaware corporation, the lenders party thereto, the First Lien Agent, GE Capital Markets, Inc. and JPMorgan Securities Inc., as joint lead arrangers and Wachovia Bank, N.A., as documentation agent (including all annexes, exhibits and schedules thereto and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as may be further amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in accordance with the terms of the Intercreditor Agreement).

“First Lien Termination Date” has the meaning assigned in the Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems, defeases or otherwise discharges any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, repayment, Guarantee or redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions of Persons that have become Subsidiaries that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (to the extent such expense and cost reduction would be permitted under Regulation S-X promulgated pursuant to the Securities Act to be reflected in pro forma financial statements included in a registration statement filed with the Commission) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (including ownership interests representing the entire ownership thereof) prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of, or assets that are the subject of an Asset Sale consummated, in each case prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and (iii) to the extent not included in clause (i) any interest expense on Indebtedness of another Person for such period that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), but only to the extent the value of the assets so secured; (iv) to the extent not included in clause (i), any costs, commissions, discounts, other fees or charges relating to or in respect of any Receivables Subsidiary; and (v) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) for such period on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person for such period, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, that in no event shall any amortization or write-off of deferred financing costs incurred in connection with the Restructuring Transactions be included in Fixed Charges.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or Commission shall be prepared in connection with GAAP; as in effect on the day of such report or other financial information.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Obligation” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and foreign exchange rates and (iii) commodity and raw material options and futures contracts and other agreements or arrangements designed to protect against or manage exposure to fluctuations in the price of commodities or other raw materials, including precious metals.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (excluding trade accounts payable or accrued expenses arising in the ordinary course of business which are not overdue) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as, to the extent not otherwise included, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include up to $3.0 million at any one time outstanding of deferred compensation arrangements that are not evidenced by bonds, notes, debentures or similar instruments. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due in the case of any other Indebtedness and (iii) for purposes of calculating the amount of Indebtedness of any Receivables Subsidiaries, the Receivables Financing Amount relating thereto.

“Intercreditor Agreement” means the Intercreditor Agreement to be entered into on the Issue Date among the Collateral Agent (on behalf of itself, the Trustee and the Holders of the Notes), the First Lien Agent and the Second Lien Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Persons, together with all items of such other Persons that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interest of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

“Issue Date” means November 26, 2008.

“License Agreement” shall mean an agreement (or an arrangement not in writing which has been described by the Company in writing to the Controlling Agent and approved by the Controlling Agent in writing) between the Company or eFinlay, Inc. and another Person (which is not an Affiliate of the Company), whether entered into prior to or after the Issue Date, granting to the Company the right to operate a fine jewelry department in an establishment owned or operated by such Person or, in the case of eFinlay, Inc., granting eFinlay, Inc. the right to sell fine jewelry through a website owned or operated by such Person, in each case in the form as in effect on the Issue Date or as amended, modified, extended or supplemented in accordance with the terms thereof and hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided, however, that licenses of intellectual property or similar assets granted pursuant to and in compliance with the provisions of Section 10.07 hereof shall not be deemed to be Liens.

“Mortgages” means the mortgages, deeds of trust, deeds to secure debt or other similar documents securing Liens on the Premises, as well as the other Third Lien Collateral secured by and described in the mortgages, deeds of trust, deeds to secure debt or other similar documents securing Liens.

“Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral, net of any cash amounts expended by the Company or its Subsidiaries to obtain such awards or proceeds or defend against such condemnation or eminent domain proceedings.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Third Lien Collateral, net of any cash amounts expended by the Company or its Subsidiaries to obtain such awards or proceeds.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sales (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the First Lien Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale; and any reserve established in accordance with GAAP against liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Subsidiary of the Company after such Asset Sale;

provided that any reduction in such reserve after consummation of the Asset Sale will be deemed a new Asset Sale with Net Proceeds equal to the amount of such reduction.

“Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (other than a Receivables Subsidiary with respect to its own Indebtedness) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries (other than a Receivables Subsidiary with respect to its own Indebtedness); provided that, notwithstanding the foregoing, the Company and any of its Subsidiaries that sell Receivables to the Person incurring such Indebtedness shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

“Note Guarantee” means a guarantee of the Company’s payment obligations under this Indenture and the Notes.

“Note Guarantor” means Finlay Enterprises, its successors and assigns, and each Subsidiary Guarantor, until the Note Guarantee of such Note Guarantor has been released in accordance with the provisions of this Indenture.

“Note Party” means the Company or any Note Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04(a) and 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.04(b) and 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Permitted Business” means the lines of business conducted by the Company and its Subsidiaries on the Issue Date and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company’s Board of Directors.

“Permitted Investments” means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is evidenced by Capital Stock or Subsidiary Intercompany Notes; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (d) any capital contribution (including any transaction deemed to be a capital contribution in accordance with GAAP) by the Company to any of its Wholly Owned Subsidiaries; (e) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof; (f) advances to vendors in the ordinary course of business consistent with past practices; (g) any Investment existing on the date of this Indenture; (h) loans and relocation, travel and similar advances to employees and officers of the Company or its Subsidiaries in the ordinary course of business for bona-fide purposes reasonably related to the business of the Company and its Subsidiaries, not in excess of $5.0 million at any one time outstanding; (i)  any acquisition, redemption or repurchase of the Notes or the Second Lien Notes; (j) Equity Interests, obligations or securities of any Person received in compromise or settlement of debts created in the ordinary course of business and owing to the Company or a Subsidiary of the Company or in satisfaction of litigation, arbitration or judgments; (k) Investments in any Person where such Investment was acquired by the Company or any Subsidiary of the Company in exchange for any other Investment or accounts receivable held by the Company or such Subsidiary in connection with or as a result of a bankruptcy, insolvency or reorganization of the issuer of such other Investment or accounts receivable or as a result of a foreclosure by the Company or a Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (l) any Investments relating to a Receivables Subsidiary; provided that any Investment in an entity that ceases to be a Receivables Subsidiary shall cease to be a Permitted Investment by virtue of this clause and shall be deemed to constitute a new Investment as of the date of such cessation; (m) Hedging Obligations otherwise permitted under Section 4.09 hereof; (n) investments in Permitted Joint Ventures in an aggregate amount not to exceed $5.0 million at any time outstanding and (o) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (o), not to exceed $10.0 million at any time outstanding.

“Permitted Joint Ventures” means any joint venture between the Company or any Subsidiary and any other Person, regardless of legal form, entered into for the purpose of owning or operating a business related, ancillary to or complementary to any business of the Company or any of its Subsidiaries on the date hereof.

“Permitted Liens” means (i) Liens securing Senior Revolving Debt that were permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(v) hereof covering only the assets acquired with such Indebtedness; (vii) Liens on Consignment Inventory; (viii) [Reserved]; (ix) Liens existing on the date of this Indenture; (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xii) Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with clause (v) of Section 4.09(b) hereof; provided, however, that in the case of purchase money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets being acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 30 days of such acquisition or construction; (xiii) Liens granted to lessors or licensors in the ordinary course of business consistent with past practice with respect to fixtures and equipment at store locations leased or licensed from such lessors or licensors; (xiv) Liens securing any Permitted Refinancing Indebtedness to the extent the Indebtedness being exchanged, extended, renewed, replaced or refunded (and such Permitted Refinancing Indebtedness) was permitted to be so secured; (xv) zoning restrictions, survey exceptions, encumbrances, easements, or reservations of, or rights of other for, rights of way, licenses and sewers, electric lines, telephone lines and other similar purposes, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business; (xvi) Liens for judgments, attachments, seizures or levies not to exceed $1.0 million in the aggregate outstanding at any time; provided, however, that such Liens arose out of judgments or awards against such Person (or any Subsidiary of such Person) not giving rise to an Event of Default, are adequately bonded, and with respect to which such Person shall then be proceeding with an appeal or other proceedings for review of such judgments or awards (which proceedings have not finally terminated) or with respect to which the period within which such proceedings may be initiated shall not have expired; (xvii) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is permitted to be incurred under the 2004 Notes Indenture and secured by a Lien on the same property securing such Hedging Obligation; (xviii) Liens on Receivables transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary; (xix) Liens on Receivables securing Factor Guaranties in an amount permitted pursuant to clause (xvi) of Section 4.09(b) hereof; (xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xxi) unperfected Liens upon specific items of inventory or other goods purchased by the Company or any of its Subsidiaries in the ordinary course of business in favor of the vendors thereof, for so long as payment for such inventory or goods is not overdue or delinquent, provided that such Lien is released immediately upon payment in full for such inventory or goods; (xxii)  Liens securing the Notes and the Second Lien Notes; and (xxiii) Liens in favor of unaffiliated third parties securing Indebtedness of, or other amounts payable by, the Company or its Subsidiaries not exceeding $25.0 million in the aggregate at any one time outstanding; provided that such Liens shall be pari passu with or junior to the Liens securing the Notes.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries that was permitted by this Indenture to be incurred pursuant to Section 4.09(a) hereof or clauses (ii), (iii) or (vi) of Section 4.09(b) hereof; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, consent fees and interest incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary of the Company which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Permitted Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse (including, without limitation, by way of any increase in the amount of Indebtedness secured) to the holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness.

“Person” means a natural person, partnership, corporation, limited liability company, unincorporated organization, association, joint stock company, trust or joint venture, or a governmental agency or political subdivision thereof.

“Qualified Proceeds” means any of the following or any combination of the following: (i) assets (other than cash or Cash Equivalents) or inventory that are used or useable in the business engaged in by the Company or any of its Subsidiaries on the date of this Indenture (or in a business reasonably related thereto) or (ii) the Equity Interests of any Person engaged primarily in a business similar to that of the Company or any of its Subsidiaries as of the date of this Indenture, if, in connection with the receipt by the Company or any Subsidiary of the Company of such Equity Interests, (a) such Person becomes a Wholly Owned Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary of the Company.

“Receivables” means, collectively, (a) the Indebtedness and other obligations owed to the Company or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods and/or services by the Company or such Subsidiary, including the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an “Account Receivable”), (b) all of the Company’s or such Subsidiary’s interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable, (d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and (g) all proceeds of any of the foregoing.

“Receivables Facility” means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables.

“Receivables Financing Amount” means at any date, with respect to any Receivables Facility of any Person, the sum on such date of (a) the aggregate uncollected balances of Accounts Receivable (as defined in the definition of “Receivables”) transferred (“Transferred Receivables”) in such Receivables Facility plus (b) the aggregate amount of all collections of Transferred Receivables theretofore received by such Person but not yet remitted to the purchaser, net of all reserves and holdbacks retained by or for the benefit of the purchaser and net of any interest retained by such Person and reasonable costs and expenses (including fees and commissions and taxes other than income taxes) incurred by such Person in connection therewith and not payable to any Affiliate of such Person.

“Receivables Subsidiary” means any Wholly Owned Subsidiary created primarily to purchase or finance the Receivables of the Company and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any tine, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of this Indenture and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under provisions of Section 4.09 hereof, the Company shall be in default of such covenant).

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds.

“Related Person” means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restructuring Transactions” means the exchange of the 2004 Notes for the Notes and the issuance of the Second Lien Notes to holders of 2004 Notes who exchanged their 2004 Notes for the Notes, including any related guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Second Lien Collateral Agent” means HSBC Bank USA, National Association, acting as the “Second Lien Collateral Agent” under the “Collateral Documents” (as defined in the Second Lien Indenture), together with its successors and assigns.

“Second Lien Indenture” means the Second Lien Indenture dated as of the date hereof, between Finlay Jewelry, and HSBC Bank USA, National Association, as trustee (including all annexes, exhibits and schedules thereto, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement).

“Second Lien Notes” means the “Notes” issued under (and as defined in) the Second Lien Indenture, and any refinancings thereof permitted by the Intercreditor Agreement; provided that the aggregate principal amount of Second Lien Notes (excluding pay-in-kind interest) at issuance shall not exceed the principal amount of Second Lien Notes issued in connection with the Restructuring Transactions.

“Second Lien Termination Date” has the meaning assigned in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Revolving Debt” means revolving credit borrowings under the First Lien Credit Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of share of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means each direct and indirect Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Subsidiary Intercompany Notes” means the intercompany notes, subordinate (in accordance with the terms of this Indenture) in right of payment to all existing Indebtedness of the issuer (other than Indebtedness which by its terms is subordinate in right of payment to other Indebtedness of such issuer), issued by the Company or a Subsidiary of the Company in favor of the Company or a Subsidiary of the Company to evidence advances by the Company or a Subsidiary of the Company, in each case, in the form attached as Exhibit E to this Indenture.

“Tax Allocation Agreement” means the Tax Allocation Agreement, dated as of November 1, 1992, between the Company and Finlay Enterprises.

“Third Lien Collateral” has the meaning given to it in the Collateral Documents.

“Third Lien Security Agreement” means that certain Third Lien Security Agreement, dated as of the date hereof, among the Note Parties and the Collateral Agent.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02	Other Definitions.
Term	Section
2004 Notes	APPENDIX
Affiliate Transaction	Section 4.12
Agent Members	APPENDIX
Appendix	Section 2.01
Asset Sale Offer	Section 4.10(b)
Authentication Order	Section 2.02
Change of Control Offer	Section 4.15(a)
Change of Control Payment	Section 4.15(a)
Change of Control Payment Date	Section 4.15(c)
Company	Preamble
Consignor Letters	Section 11.18
Covenant Defeasance	Section 8.03
DTC	APPENDIX
Event of Default	Section 6.01
Excess Proceeds	Section 4.10(b)
Finlay Jewelry	Preamble
Foreign Subsidiary	Section 10.01
incur	Section 4.09(a)(i)
Indenture	APPENDIX
Initial Notes	APPENDIX
Interest Payment Date	APPENDIX
Legal Defeasance	Section 8.02
Notes	Recitals
Notice of Default	APPENDIX
Offer Amount	Section 3.09
Offer Period	Section 3.09
Paying Agent	Section 2.03
Payment Default	Section 6.01(e)(i)
Permanent Regulation S Global Note	APPENDIX
Permitted Debt	Section 4.09(b)
PIK Interest	APPENDIX
PIK Notes	APPENDIX
Premises	Section 11.05
Purchase Date	Section 3.09
Registrar	Section 2.03
Regulation S	APPENDIX
Related PIK Notes	APPENDIX
Restricted Payments	Section 4.07(a)(iv)
Rule 144A Global Note	APPENDIX
Securities Act	APPENDIX
STAMP	APPENDIX
Successor Company	Section 5.01
Temporary Regulation S Global Note	APPENDIX
Third Lien Collateral Account	Section 11.10

Initial Notes	APPENDIX
Interest Payment Date	APPENDIX
Legal Defeasance	Section 8.02
Notes	Recitals
Notice of Default	APPENDIX
Offer Amount	Section 3.09
Offer Period	Section 3.09
Paying Agent	Section 2.03
Payment Default	Section 6.01(e)(i)
Permanent Regulation S Global Note	APPENDIX
Permitted Debt	Section 4.09(b)
PIK Interest	APPENDIX
PIK Notes	APPENDIX
Premises	Section 11.05
Purchase Date	Section 3.09
Registrar	Section 2.03
Regulation S	APPENDIX
Related PIK Notes	APPENDIX
Restricted Payments	Section 4.07(a)(iv)
Rule 144A Global Note	APPENDIX
Securities Act	APPENDIX
STAMP	APPENDIX
Successor Company	Section 5.01
Temporary Regulation S Global Note	APPENDIX
Third Lien Collateral Account	Section 11.10
transfer	Section 10.07
Trustee	Preamble
Trustee	Section 8.05

Section 1.03	Terms of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees, if any, means the Company and the Note Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04	Rules Of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;
(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)	“or” is not exclusive;
(4)	words in the singular include the plural, and in the plural include the singular;
(5)	provisions apply to successive events and transactions;
(6)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and
(7)	words implying the feminine or masculine gender shall be deemed to include all genders.

ARTICLE IITHE NOTES

Section 2.01	Form and Dating.

Provisions relating to the Notes are set forth in the Rule 144A / Regulation S /IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.

Section 2.02	Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company’s seal shall be reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $139.64 million of 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012, and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver PIK Notes and additional Initial Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (an “Authentication Order”). Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated; provided that the total aggregate principal amount of Initial Notes shall not exceed the aggregate principal amount of 2004 Notes tendered for exchange in connection with the Restructuring Transactions.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Initial Notes and any PIK Notes shall be treated as a single class for all purposes of this Indenture.

Section 2.03	Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the

Notes and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06	Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06, 4.10, 4.15 or 9.05).

Section 2.07	Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company or such Subsidiary or Affiliate, as the case may be.

Section 2.10	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Upon the Company’s written request, certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate and in the manner provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13	Record Date.

The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 3l6(c).

Section 2.14	CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number. The Temporary Regulation S Global Note (as defined in Section 2.1(a) of the Appendix hereto) and the Rule 144A Global Note (as defined in Section 2.1(a) of the Appendix hereto) shall be assigned separate CUSIP numbers.

Section 2.15	[Reserved.]
Section 2.16	Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes, including any PIK Notes issued in respect thereof, and any increase in the principal amount thereof, as a result of a payment of PIK Interest at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.16 shall be made by the Company and delivered to the Trustee pursuant to an Officers’ Certificate upon which the Trustee may conclusively rely.

ARTICLE III       REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price.

Section 3.02	Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 (or if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof); except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (or $1.00 if PIK Interest has been paid), shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03	Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail to its registered address, a notice of redemption to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(a)	the redemption date;
(b)	the redemption price;
(c)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)	the name and address of the Paying Agent;
(e)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)	that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)	the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)	the CUSIP number and the statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice pursuant to this Section 3.03.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, and a notice of redemption may not be conditional.

Section 3.05	Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07	Optional Redemption.
(a)

The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed after the dates indicated below:

After	Percentage

Issue Date	104.188%
June 1, 2009	102.094%
June 1, 2010 and thereafter	100.000%

(b)	[Reserved.]
(c)	Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08	Mandatory Redemption.

Except as set forth in Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

Section 3.09	Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)	that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;
(b)	the Offer Amount, the purchase price and the Purchase Date;
(c)	that any Note not tendered or accepted for payment shall continue to accrue interest;
(d)	that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(e)	that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f)

that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)

that Holders shall be entitled to withdraw their election if the Company, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Note purchased;

(h)

that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, or if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof, shall be purchased); and

(i)	that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

ARTICLE IV     COVENANTS

Section 4.01	Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and Cash Interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Cash Interest then due. PIK Interest shall be considered paid on the date due if the Trustee is directed in writing at least two (2) Business Days prior to such Interest Payment Date to issue PIK Notes or increase the principal amount of the applicable Global Notes, in each case in an amount equal to the amount of the applicable interest payable.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03	Reports.
(a)

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee and the Holders of Notes (1) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and l0-Q, respectively, if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Company’s certified independent accountants; and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports (other than such reports that are required as a result of Regulation S sales of equity securities), all such information to be furnished at the time such filings would have been required for a U.S. corporation that is required by such sections to file such forms. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such filing) and make such information available to securities analysts and prospective investors upon request. Any materials required to be furnished to Holders of Notes by this Section 4.03 shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and the Subsidiary Guarantors, if any, separate from the financial condition and results of operations of the other Subsidiaries of the Company.

(b)

The Company shall furnish to the Holders of Notes and to prospective investors, upon the requests of such Holders of Notes, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).

(c)

Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04	Compliance Certificate.
(a)

The Company and each Note Guarantor (to the extent that such Note Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)

So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or any other applicable governing body, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in performing the audit of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 (other than Sections 4.02, 4.03, 4.04, 4.06 and 4.16, as to which no belief need be expressed) or Article 5 hereof insofar as they relate to financial and accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof; it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05	Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06	Extension and Usury Laws.

The Company hereby, and each of the Note Guarantors by execution and delivery of its Note Guarantee, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Note Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Restricted Payments.
(a)	The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)

declare or pay any dividend or make any other payment or distribution of any sort in respect of the Company’s or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Person) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company);

(ii)

purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests in the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company and other than pursuant to the exercise of an Equity Interest to exchange such Equity Interest into an Equity Interest of the Company that is not Disqualified Stock);

(iii)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value 2004 Notes (except with respect to the Restructuring Transactions) or any Indebtedness that is subordinated to the Notes or any Guarantee thereof, other than a payment of interest or principal at the Stated Maturity for such payment; or

(iv)

make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(x)           no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(y)          the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.09(a) hereof; and

(z)       such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after June 3, 2004 (excluding Restricted Payments permitted by the provisions of Sections 4.07(b) (ii), (iii), (v), (vi) (to the extent that payments to Finlay Enterprises pursuant to the Tax Allocation Agreement are less than or equal to the total tax liabilities of the Company and its Subsidiaries that would be payable if the Company and its Subsidiaries were to file a separate consolidated return) hereof), and (viii) is less than the sum of (1) 50% of the Consolidated Net Income of the Company (which Consolidated Net Income shall first be reduced by the amount of any payments to Finlay Enterprises of the type described in Section 4.07(b) hereof) for the period (taken as one accounting period) from May 2, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of, or capital contributions with respect to, Equity Interests of the Company, or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (4) 100% of any dividends, distributions or other interest actually received in cash by the Company after the date of this Indenture from a Subsidiary of the Company, the Net Income of which Subsidiary has been excluded from the computation of Consolidated Net Income; plus (5) $15.0 million.

(b)	The provisions of Section 4.07(a) hereof will not prohibit:
(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
(ii)

the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded for purposes of Section 4.07(a)(z)(2) hereof;

(iii)

the defeasance, redemption or repurchase of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded for purposes of Section 4.07(a)(z)(2) hereof;

(iv)

payments to Finlay Enterprises to permit the substantially concurrent repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Finlay Enterprises held by any officer, employee, consultant or director of Finlay Enterprises or any of its Subsidiaries, or by the estate of any such Person, pursuant to any equity subscription, stock option, employee benefit, employment or similar agreement, plan or arrangement upon the death, retirement or termination, as the case may be, of such Person; provided that, the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million during any fiscal year (with any unused amounts up to $3.0 million in any fiscal year being carried over to the next fiscal year for use only in such next fiscal year), plus (A) the aggregate cash proceeds received by Finlay Enterprises during such twelve-month period from any reissuance of Equity Interests by Finlay Enterprises to any officer, employee, consultant or director of Finlay Enterprises or any of its Subsidiaries, plus (B) the aggregate amount, if any, paid during such twelve-month period in connection with the repurchase, redemption, retirement or acquisition of Equity Interests of Finlay Enterprises pursuant to any one or more agreements between Finlay Enterprises and Arthur E. Reiner as in effect on the date of this Indenture, and, provided, further, no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

(v)

purchases of Equity Interests upon cashless exercise of options, to the extent cashless exercise is permitted under the terms of the relevant stock option agreement and of the incentive plan pursuant to which such options were issued;

(vi)	payments to Finlay Enterprises pursuant to the Tax Allocation Agreement, as it may be amended from time to time in a manner that is not materially adverse to the Company;
(vii)

payments to Finlay Enterprises in an amount not to exceed $3.5 million in any fiscal year (which amount shall not be cumulative) in order to pay expenses incurred by Finlay Enterprises in the ordinary course of business;

(viii)	[Reserved];
(ix)

required purchases of subordinated Indebtedness or 2004 Notes upon a Change of Control, Asset Sale Offer or similar event constituting a “change in control” or an “asset sale offer” for purposes of the agreement or agreements governing such subordinated Indebtedness or 2004 Notes; provided that, prior to making any such purchases of such subordinated

Indebtedness or 2004 Notes, the Company makes a Change of Control Offer and makes the Change of Control Payments on the Change of Control Payment Date (in each case, whether or not otherwise required to do so by this Indenture) that would be required if a Change in Control had occurred or makes an Asset Sale Offer;

(x)	[Reserved]; and
(xi)	the purchase by the Company of fractional shares arising out of stock dividends splits or combinations.
(c)

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors, whose resolutions with respect thereto shall be set forth in Officers’ Certificate delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accountant, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company’s latest available financial statements.

Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the First Lien Credit Agreement as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is no more restrictive with respect to such encumbrances and restrictions than those contained in the First Lien Credit Agreement as in effect on the date hereof, (c) the 2004 Notes, this Indenture, the Notes and Collateral Documents, the Second Lien Notes and related security and collateral agreements and Intercreditor Agreement, (d) applicable law, rule or regulation, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred, (f) customary non-assignment or subletting provisions in leases and other contracts entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature described in the beginning of this clause (iii) on the property so acquired; provided that such purchase money obligations and Capital Lease Obligations are otherwise in compliance with this Indenture, (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in any agreement governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refinanced, (i) Permitted Liens, (j) any instrument binding upon a Receivables Subsidiary; provided that such instrument does not bind or apply to the Company or any other Subsidiary of the Company or any of their respective properties or assets, (k) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition or (l) any encumbrance or restriction consisting of provisions in a joint venture agreement relating to a Permitted Joint Venture with respect to the disposition or distribution of interests (or distributions payable on interests) in, or assets or property of, such Permitted Joint Venture.

Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)	The Company
(i)

shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and

(ii)	shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock;

provided, however, that the Company and any Subsidiary of the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any Subsidiary of the Company may issue preferred stock to the Company or a Wholly Owned Subsidiary of the Company if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined after giving effect to such incurrence or issuance on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)	The provisions of Section 4.09(a) hereof shall not apply to any of the following (collectively, “Permitted Debt”):

(i)

the incurrence by the Company or any of its Subsidiaries of revolving credit Indebtedness and letter of credit obligations pursuant to the First Lien Credit Agreement in an aggregate principal amount not to exceed at the time of incurrence thereof the greater of (x) $275.0 million or (y) 70% of inventory plus 85% of accounts receivable (each as determined in accordance with GAAP), but excluding accounts receivable that are past due by more than 60 days at any one time outstanding; provided that the amounts specified in clause (i) (x) above or determinable on any relevant date of incurrence of Indebtedness pursuant to clause (i) (y) above shall be reduced by (A) the aggregate amount of Indebtedness incurred after June 3, 2004 and outstanding by any Receivables Subsidiary of the Company or any of its Subsidiaries and (B) the Receivables Financing Amount relating to all Factor Guaranties;

(ii)	the incurrence by the Company or any of its Subsidiaries of the Existing Indebtedness;
(iii)

the incurrence by the Company and its Subsidiaries of Indebtedness represented by the 2004 Notes (excluding “Additional Notes,” as defined in the respective indenture), the Notes, the Second Lien Notes and any guarantees thereof;

(iv)	[Reserved];
(v)

the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or by mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

(vi)	the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness;
(vii)

the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (x) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate (in accordance with the terms of this Indenture) to the payment in full of all Obligations with respect to the Notes and (y) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(viii)

the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(ix)

the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging commodity price risk, entered into in the ordinary course of business and not for speculative purposes, to protect against fluctuations in the prices of raw materials used in the Company’s or such Subsidiary’s business in amounts reasonably related to such business;

(x)

the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign exchange rate risk, entered into in the ordinary course of business and not for speculative purposes and in amounts reasonably related to the businesses of the Company and its Subsidiaries;

(xi)

the incurrence by the Company or any of its Subsidiaries of Acquired Debt of a Person incurred prior to the date upon which such Person was (or such Person’s assets were) acquired by the Company or any of its Subsidiaries (excluding Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition) in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(xii)

the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of worker’s compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Subsidiaries in the ordinary course of business;

(xiii)

the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from any agreement entered into by the Company or any of its Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case incurred or assumed in connection with any asset purchase or sale, other than Indebtedness or guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness with respect to an asset sale shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with the disposition;

(xiv)

the incurrence of Indebtedness by the Company or any of its Subsidiaries in connection with a Guarantee of any Indebtedness of the Company or any of its Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

(xv)

the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xvi)	the entering into by the Company of Factor Guaranties in respect of Receivables in an aggregate amount not exceeding $10.0 million at any time; and
(xvii)

the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.09(b)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $40.0 million.

(c)

Notwithstanding the foregoing, the term “Permitted Debt” shall not include (A) any Indebtedness incurred by the Company or any Subsidiary if the proceeds thereof are used, directly or indirectly, to refinance any obligations of the Company or any Subsidiary that is subordinated in right of payment to the Notes or any applicable Note Guaranty unless such Indebtedness shall be subordinated to the Notes and any applicable Note Guaranty to at least the same extent as such subordinated obligations or (B) any Indebtedness incurred by a Subsidiary if the proceeds thereof are used, directly or indirectly to refinance any obligations of the Company.

(d)	For purposes of determining compliance with this Section 4.09:
(i)

any Indebtedness remaining outstanding under the First Lien Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as incurred on the date hereof under clause (i) of Section 4.09(b) above,

(ii)	[Reserved],
(iii)

in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) of Section 4.09(b) above or is entitled to be incurred pursuant to the Section 4.09(a) above, except as set forth in clauses (i) and (ii) of this Section 4.09(d), the Company shall, in its sole discretion, classify such item of Indebtedness at the time of its incurrence in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one clause of Section 4.09(b) above or pursuant to Section 4.09(a) above, and

(iv)

in the case of Permitted Debt incurred pursuant to clauses (i), (v), (xi) or (xvii) of Section 4.09(b) above, the Company will be entitled to from time to time reclassify items of such Indebtedness; provided, however, that the amount and type of such Indebtedness will be required to be included in one of such clauses (i), (v), (xi) or (xvii) of Section 4.09 above and must qualify as such Indebtedness at the time of reclassification.

(e)

Indebtedness permitted to be incurred pursuant to clauses (i) through (xvii) of Section 4.09(b) above may be incurred pursuant to one agreement or several agreements with one lender or several lenders.

Section 4.10	Asset Sales.
(a)

The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of (a) cash or Cash Equivalents or (b) Qualified Proceeds; provided, that the aggregate fair market value of Qualified Proceeds that may be received pursuant to this clause (ii) (b) shall not exceed an aggregate of $10.0 million after June 3, 2004, provided, further, that the amount of (x) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet), of the Company or any Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (and in any event, in not more than 60 days) converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

(b)

Subject to the Intercreditor Agreement, within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option to (i) permanently retire revolving indebtedness, other obligations under the First Lien Credit Agreement or a combination thereof (and to correspondingly permanently reduce revolving borrowing commitments), (ii) repurchase, redeem or retire the Notes, the Second Lien Notes or any combination thereof or (iii) the acquisition of Capital Stock of a person that is or becomes as a result of such acquisition a Wholly Owned Subsidiary, the making of capital expenditures or the acquisition of other assets (other than Investments) that are or promptly after such acquisition will be used in the business engaged in by the Company or any of its Subsidiaries on the date hereof or in a business reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise make an Investment of such Net Proceeds in any manner that is not prohibited by the terms of this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.10(b) will be deemed to constitute “Excess Proceeds.” Within 45 days after the first day of a calendar month in which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an “Asset Sale Offer”) in accordance with the provisions of Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. To the extent that the aggregate amount of Notes tendered pursuant to any such offer is less than the remaining Excess Proceeds, the Company or any of its Subsidiaries may use any remaining Excess Proceeds for general corporate purposes or otherwise make an Investment of such remaining amounts in any manner that is not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders (or holders) thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

Section 4.11	Equity Interests of Subsidiaries.

The Company (a) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than to the Company or to a Wholly Owned Subsidiary of the Company), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 4.10 and, if applicable pursuant to the provisions of Section 4.10 hereof, Section 3.09 hereof and (b) shall not permit any Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or to a Wholly Owned Subsidiary of the Company.

Section 4.12	Transactions with Affiliates.

The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution approved by a majority of the disinterested members of the

Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the Company and its Subsidiaries of such Affiliate Transaction, from a financial point of view, to the Holders; provided that (a) any employment, deferred compensation, stock option, noncompetition, consulting, indemnification or similar agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, and the payment by the Company and its Subsidiaries of reasonable and customary directors’ fees, indemnification payments permitted by applicable law, employee salaries and bonuses, (b) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (c) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.07 hereof, (d) any payments by or to the Company or any Wholly Owned Subsidiary of the Company pursuant to the terms of the Tax Allocation Agreement, as amended as of the date hereof and as the same may be amended, modified or replaced so long as such amendment, modification or replacement is not more disadvantageous to the Company or its Subsidiaries than the agreement in effect on the date hereof, (e) transfers, conveyances, sales, leases or other dispositions of Receivables to a Receivables Subsidiary, and (f) contracts, agreements and understandings in existence in writing on the date hereof and as in effect on such date, in each case, shall not be deemed Affiliate Transactions.

Section 4.13	Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, securing Indebtedness or trade payables.

Section 4.14	Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15	Offer to Repurchase upon Change of Control.
(a)	Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof or, if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).

(b)

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Section 4.15, which procedures shall be described in such notice. The Company shall comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

(c)

On a date that is at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the “Change of Control Payment Date”), the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’, Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof (or if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof). The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above shall apply whether or not any other provision hereof is applicable.

(d)

Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16	Payments for Consent.

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17	Insurance.
(a)

Subject to the Intercreditor Agreement, from and after the Second Lien Termination Date, the properties of the Company and each of its subsidiaries shall be adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions as are customarily carried or maintained by Persons of similar size and engaged in similar businesses; it being understood that prior to the Second Lien Termination Date the Company and each of its subsidiaries shall only be obligated to maintain insurance as required by the Controlling Agent.

(b)

Each Note Party and their respective subsidiaries shall deliver to the Collateral Agent, in substantially the form delivered to the Controlling Agent, endorsements to (i) all “All Risk” and business interruption insurance naming the Collateral Agent, on behalf of itself, the Trustee and Holders, as loss payee, and (ii) all general liability and other liability policies naming Collateral Agent, on behalf of itself, the Trustee and Holders, as additional insured.

(c)

Subject to the Intercreditor Agreement, from and after the Second Lien Termination Date, each Note Party and their respective subsidiaries irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by Collateral Agent), so long as any Default or Event of Default has occurred and is continuing, as such Note Party’s or such subsidiary’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Note Party or subsidiary on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Collateral Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.

(d)	The Company shall promptly notify the Collateral Agent of any loss, damage, or destruction to the Third Lien Collateral in the amount of $1.0 million or more, whether or not covered by insurance.
(e)

Subject to the Intercreditor Agreement, from and after the Second Lien Termination Date, Collateral Agent (at the direction of the Trustee or the Holders of a majority of the then outstanding Notes) reserves the right at any time upon any adverse change in any Note Party’s risk profile (including any change in the product mix maintained by any Note Party or any laws affecting the potential liability of such Note Party) to require additional forms and limits of insurance to, in Collateral Agent’s reasonable credit judgment, adequately protect both Collateral Agent’s, Trustee’s and Holders’ interests in all or any portion of the Third Lien Collateral and to ensure that each Note Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Controlling Agent, each Note Party shall deliver to Collateral Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Controlling Agent, with respect to its insurance policies.

ARTICLE V     SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Successor Company”) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the successor Company assumes all the obligations of the Company under the Notes, hereunder and under the Collateral Documents and the Intercreditor Agreement pursuant to a supplemental indenture and other joinder documents each in a form reasonably satisfactory to the Trustee; (iii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the tine of such transaction) no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Successor Company (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than 90% of the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the Section 4.09(a) hereof. Notwithstanding the foregoing, clause (iv) will not be applicable to a merger of the Company with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another state of the United States.

For purposes of this Section 5.01, the sale, assignment, transfer, lease, conveyance or other disposition of properties or assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture and under the Collateral Documents and the Intercreditor Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof.

ARTICLE VI     DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

An “Event of Default” occurs if:

(a)	default for 30 days in the payment when due of interest on the Notes;
(b)	default in payment of the principal of or premium, if any, on the Notes when due at maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(c)	failure by the Company to comply with the provisions of Sections 3.09, 4.10 or 4.15 or Article 5 hereof;
(d)

failure by the Company or any Note Guarantor for 45 days after the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding have given notice to comply with any of its covenants hereunder, under the Notes or the Collateral Documents (other than those covenants addressed elsewhere in this Section 6.01);

(e)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (including any Indebtedness the payment of which is guaranteed by the Company or any of its Subsidiaries) other than a Receivables Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default:

(i)

is caused by a failure to pay principal or a premium, if any, on such Indebtedness at the Stated Maturity for such payment of principal or premium, if any, or such later date as has been agreed in a writing

(provided such writing is entered into prior to such Stated Maturity) by the parties to the documentation relating to such Indebtedness (a “Payment Default”) or

(ii)

results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more;

(f)

failure by the Company or any of its Subsidiaries other than a Receivables Subsidiary to pay final judgments aggregating in excess of $12.5 million, which judgments are not paid, discharged or stayed for a period of 60 days (or 90 days if prior to such sixtieth day the Company has delivered to the Trustee an Officers’ Certificate attesting that a financially responsible insurance company of recognized national standing has acknowledged in writing complete liability for such judgment and attached a copy of such acknowledgment thereto);

(g)

repudiation by any Note Guarantor of its obligations under any Note Guarantee or, except as permitted hereunder, any Note Guarantee shall be held in a judicial proceeding to be unenforceable or invalid in any material respect or shall cease to be in full force and effect;

(h)	the Company or any of its Subsidiaries (other than a Receivables Subsidiary) within the meaning of any Bankruptcy Law:
(i)	commences a voluntary case,
(ii)	consents to the entry of an order for relief against it in an involuntary case,
(iii)	consents to the appointment of a custodian of it or for all or substantially all of its property,
(iv)	makes a general assignment for the benefit of its creditors, or
(v)	generally is not paying its debts as they become due; or
(i)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)	is for relief against the Company or any of its Subsidiaries (other than a Receivables Subsidiary);
(ii)	appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries (other than a Receivables Subsidiary); or

(iii)	orders the liquidation of the Company or any of its Subsidiaries (other than a Receivables Subsidiary);
(iv)	and the order or decree remains unstayed and in effect for 60 consecutive days; or
(j)

any security interest and Lien purported to be created by any Collateral Document with respect to any Third Lien Collateral, individually or in the aggregate, having a fair market value in excess of $12.5 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of itself, Trustee and Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected third priority security interest in and Lien on, all of the Third Lien Collateral thereunder (except as otherwise expressly provided in the Indenture and the Intercreditor Agreement)) in favor of the Collateral Agent, or shall be asserted by the Company or any other Note Guarantor not to be, a valid, perfected, third priority (except as otherwise expressly provided in the Indenture or the Intercreditor Agreement) security interest in or Lien on the Third Lien Collateral covered thereby; except for a failure of a Person other than the Company or any of its Subsidiaries to make filings, renewals and continuations (or other equivalent filings) or the failure of a Person other than the Company or any of its Subsidiaries (or their agent, bailee or designee, including the First Lien Agent or the Second Lien Collateral Agent in accordance with the Collateral Documents and the Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

Section 6.02	Acceleration.
(a)

If any Event of Default occurs and is continuing (other than as specified in Sections 6.01(h) or (i)), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Trustee and the Company may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from Sections 6.01(h) or (i) hereof with respect to the Company, any Significant Subsidiary of the Company or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences provided (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 7.07, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)

If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

(c)

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of a Payment Default or the acceleration of any Indebtedness described in Section 6.01(e) hereof, the declaration of acceleration of the Notes shall be automatically annulled if

(i)	any Payment Default described in clause (i) of such Section has been cured or waived and
(ii)

the holders of any accelerated Indebtedness described in clause (ii) of such Section have rescinded the declaration of acceleration in respect of such Indebtedness; provided in each such case, that (a) such cure, waiver or rescission of such declaration of acceleration shall have been made in writing within 30 days of the date of such Payment Default or declaration, as the case may be, and (b) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d)

A Default under Section 6.01(d) hereof is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes give written notice to the Company of the default and the Company does not cure the Default within the period provided therein. The notice must specify in reasonable detail the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of 25% or more in principal amount of the then outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

Subject to Section 6.02, holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes (including in connection with an offer to purchase). Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or otherwise direct the Trustee in its exercise of any trust or power conferred on it; provided, however, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. The Trustee may, however, refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of Section 6.02(b) unless directed to do so pursuant to this Section 6.05.

Section 6.06	Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue a remedy with respect to this Indenture or the Notes unless:

(a)	the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)	the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)	such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and
(e)	during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money (subject to the Intercreditor Agreement) in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or Collateral Agent for any action taken or omitted by it as a Trustee or Collateral Agent, respectively, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII     TRUSTEE

Section 7.01	Duties of Trustee.
(a)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:
(i)

the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall examine the certificates and opinions, however, to determine whether or not they conform to the requirements of this Indenture.

(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)	this clause does not limit the effect of clause (b) of this Section;
(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section.
(e)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.
(a)

The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)	The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)

The Trustee shall not be liable for any action it takes or omits to take in good faith, including without limitation, pursuant to the provisions of Section 6.05 hereof, that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)	The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(h)

The Trustee may request that Company deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.

(i)

The Trustee shall at no time have any responsibility or liability for or in respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any other Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or maintenance of any perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

(j)	In no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages.
(k)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. In the event that the Trustee acquires any conflicting interest, however, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if it determines in good faith that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06	Reports by Trustee to Holders of The Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313 has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.10 hereof;
(b)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)	a custodian or public officer takes charge of the Trustee or its property; or
(d)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11	Preferential Collection of Claims against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and the obligations of the Note Guarantors under the Note Guarantees, if any, then existing shall concurrently terminate. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be

“outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Articles 2 and 7 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding,” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company’s failure to perform its obligations pursuant to Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof shall not result in an Event of Default pursuant to Section 6.01(d) hereof, nor shall Sections 6.01(e) or 6.01(f) hereof constitute Events of Default. In connection with any Covenant Defeasance, the Company may, at its option, by written notice given to the Trustee prior to the delivery to the Trustee of the Opinion of Counsel referred to in Section 8.04(c) hereof, elect that any or all of the Note Guarantees, if any, then existing will be terminated on the date the obligations set forth in Section 8.04 hereof are satisfied. If no such notice is given to the Trustee with respect to a Note Guarantee, such Note Guarantee shall remain in full force and effect following such Covenant Defeasance.

Section 8.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)

in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)

in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is bound including, without limitation, the First Lien Credit Agreement;

(f)

the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g)

the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(h)

the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX     AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement without the consent of any Holder of a Note:

(a)	to cure any ambiguity, defect or inconsistency;
(b)

to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code) or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c)

to provide for the assumption of the Company’s (and Note Guarantors’) obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s (and Note Guarantors’) assets pursuant to Article 5 or Article 10 hereof;

(d)	to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;
(e)	to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
(f)	to add Additional Assets as Third Lien Collateral; or
(g)	to release Third Lien Collateral from the Lien pursuant to the Indenture, the Collateral Documents and the Intercreditor Agreement when permitted or required by such agreements provided, that the Company has delivered to the Trustee the documents described in Section 7.02(b) hereof with a copy to the Collateral Agent, each such document stating that such amendment or supplement complies with the provisions of this Section 9.01.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or any such amendment to any Collateral Document or the Intercreditor Agreement, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Note Guarantors, if any, in the execution of any amended or supplemental Indenture or any such amendment to any Collateral Document or the Intercreditor Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, any Note Guarantees the Collateral Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Collateral Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). The determination as to which Notes are considered to be “outstanding” for purposes of this Section 9.02 shall be made in accordance with the provisions of Section 2.08 hereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or any such amendment to any Collateral Documents and the Intercreditor Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemented Indenture or such other amendment to the Collateral Documents or the Intercreditor Agreement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)	reduce the principal of or premium, if any, or the rate of interest on any Note;
(c)	change the stated maturity of the principal of, or any installment of interest on any Note;
(d)

waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

(e)	make any Note payable in money other than that stated in the Notes;
(f)

make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(g)	waive a redemption payment with respect to any Note;
(h)	make any change in the ranking or priority of any Note that would adversely affect the Holders of Notes;

(i)	make any change in any Note Guaranty that would adversely affect the Holders of the Notes;
(j)	reduce the premium payable upon repurchase of any Note or change the time at which any Note is required to be repurchased pursuant to the provisions under Sections 4.10 or 4.15; and
(k)	make any change in Sections 6.04, 9.02 or 11.08(a)(4); and
(l)

make any change in the Intercreditor Agreement or in the provisions of the Indenture or any Collateral Document, in each case, dealing with the application of proceeds for the Third Lien Collateral that would adversely affect the Holders.

Section 9.03	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. If any such Holder of a Note or subsequent Holder of a Note, however, may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

Section 9.05	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee and the Collateral Agent shall sign any amended or supplemental Indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, Collateral Documents, Intercreditor Agreement or the Notes, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X     NOTE GUARANTEES

Section 10.01	Application.

The provisions of Sections 10.02 through 10.06 hereof shall apply in respect of (i)  Finlay Enterprises, (ii) (a) each Subsidiary of the Company (other than a Subsidiary organized under the laws of a jurisdiction other than the United States of America, its territories and possessions, any State thereof or the District of Colombia) (a “Foreign Subsidiary”) to which the Company conveys, transfers, contributes, sells, leases or assigns or otherwise distributes any tangible property or assets after the date of this Indenture and (b) each Subsidiary (other than a Foreign Subsidiary) of the Company which is acquired or created by the Company after the date of this Indenture, in either case, in any transaction or series of transactions involving aggregate value or consideration in excess of $10.0 million and (iii) each Subsidiary (other than a Foreign Subsidiary) of the Company whose total assets at any time exceed $10.0 million.

Section 10.02	Guarantee.

Subject to this Article 10, each of the Note Guarantors, jointly and severally, unconditionally to guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors shall be jointly and severally obligated to pay the same immediately. Each Note Guarantor further to agrees that such guarantee is a guarantee of payment and not a guarantee of collection.

Each Note Guarantor further agrees (i) that its obligations under this Note Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which night otherwise constitute a legal or equitable discharge or defense of a guarantor; (ii) to waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever; and (iii) to covenant that its Note

Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Note Guarantor, any amount paid by the Company or any Note Guarantor either to the Trustee, the Collateral Agent or to such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Note Guarantor agrees that (i) it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby, and (ii) as between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed by this Note Guarantee may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by this Note Guarantee, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of this Note Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Section 10.03	Limitation on Note Guarantor Liability.

By its execution of this Indenture, each Note Guarantor, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Note Guarantors hereby irrevocably agree that the obligations of such Note Guarantor under its Note Guarantee and this Article 10 shall be limited to such maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this Article 10, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.04	Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.02 hereof, each Note Guarantor agrees that this Indenture or a supplemental indenture substantially in the form of Exhibit D hereto shall be executed by an Officer of such Note Guarantor.

Each Note Guarantor agrees that its Note Guarantee set forth in Section 10.02 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed, such Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Note Guarantee set forth in this Indenture by or on behalf of the Note Guarantors or any of them.

In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with this Article 10.

Section 10.05	Note Guarantors May Consolidate, etc., on Certain Terms.

No Note Guarantor may consolidate with or merge with or into (whether or not such Note Guarantor is the surviving Person) another corporation, Person or other entity whether or not affiliated with such Note Guarantor unless (i) subject to the provisions of Section 10.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Note Guarantor) assumes all the obligations of such Note Guarantor under its Note Guarantee set forth in this Indenture, the Notes and this Indenture pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted immediately after giving effect to such transaction to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

Section 10.06	Releases Following Sale of Assets.

In the event of a sale or other disposition of all of the assets of any Note Guarantor (other than to the Company or another Note Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Note Guarantor (other than to the Company or another Note Guarantor), then such Note Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Note Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Note Guarantor) will be released and relieved of any obligations under its Note Guarantee and any such acquiring corporation will not be required to assume any obligations of such Note Guarantor under the applicable Note Guarantee; provided that such sale or other disposition complies with all applicable provisions of this Indenture including, without limitation, Section 4.10 hereof.

Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Note Guarantor under this Indenture as provided in this Article 10.

Section 10.07	Transfers of Intangible Assets.

If the Company or any Wholly Owned Subsidiary of the Company proposes to convey, transfer, contribute, sell, lease or assign or otherwise distribute (collectively, “transfer”) any intellectual property or similar assets to any other Subsidiary of the Company after the date of this Indenture, (i) such transfer shall be made only to another Wholly Owned Subsidiary of the Company and (ii) prior to or concurrently with such transfer, the Company or such Wholly Owned Subsidiary effecting such transfer shall enter into a license agreement with such other Wholly Owned Subsidiary in the form attached hereto as Exhibit B (with such modifications as may be agreed to by the Trustee and the Company (or the Trustee and such Wholly Owned Subsidiary of the Company, as the case may be)), pursuant to which the Company or such Wholly Owned Subsidiary effecting such transfer, as the case may be, shall be permitted to utilize such property or assets in the same manner and to the same extent as such property or assets were used by such entity prior to the transfer thereof.

ARTICLE XI     COLLATERAL AND SECURITY

Section 11.01	The Collateral.

The due and punctual payment of the principal of, premium, if any, and interest (including additional interest and PIK Interest) on the Notes and the Note Guarantees thereof when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees thereof and performance of all other Obligations under this Indenture, the Notes and the Note Guarantees thereof and the Collateral Documents, shall be secured by third-priority Liens and security interests on the Third Lien Collateral, in each case subject to Permitted Liens, as provided in the Collateral Documents which the Company and the Note Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured pursuant to all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreement. The Company and the Note Guarantors hereby agree that the Collateral Agent shall hold the Third Lien Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement and the Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents and the Intercreditor Agreement.

Each Holder, by its acceptance of any Notes and the Note Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for the possession, use, release and foreclosure of the Third Lien Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, this Indenture and the Intercreditor Agreement and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith; provided, however, that if the TIA governs this Indenture and if any of the provisions of the Collateral Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, other than as expressly provided herein, the TIA shall control. The Company shall deliver to the

Collateral Agent copies of all documents required to be delivered pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the first sentence of Section 11.02, to assure and confirm to the Collateral Agent the security interest in the Third Lien Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

The Trustee and each Holder, by accepting the Notes and the Note Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Third Lien Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder.

Section 11.02	Further Assurances.

The Company shall, and shall cause each Note Guarantor to, at their sole expense, do or cause to be done all acts and things which may be reasonably necessary, or which the Trustee from time to time may reasonably request, which request the Trustee shall not be obligated to make, to confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes and the Note Guarantees thereof and the Trustee, duly created, enforceable and perfected third priority Liens and security interests, as applicable, in the Third Lien Collateral (subject to Permitted Liens) as contemplated by the Collateral Documents and the Intercreditor Agreement.

To the extent required by applicable law or the Collateral Documents or upon reasonable request of the Trustee, which request the Trustee shall not be obligated to make, the Company shall, and shall cause each Note Guarantor to, at their sole expense, execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, financing statements, certificates, notices and other documents and take such other actions as may be required by the Collateral Documents or applicable law or, may be reasonably necessary to create, perfect, protect, assure, transfer, confirm or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture, the Collateral Documents and the Intercreditor Agreement for the benefit of the Holders of the Notes and the Note Guarantees thereof and the Trustee, including with respect to after acquired Third Lien Collateral, to the extent permitted by applicable law, rule or regulation. If the Company or such Subsidiary fails to do so, the Trustee and Collateral Agent are hereby irrevocably authorized and empowered, with full power of substitution (acceptance of the Notes by the Holders on the Issue Date to be conclusive evidence of such authority and empowerment), to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, financing statements, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreement, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Trustee shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

In addition, from time to time, the Company will reasonably promptly secure the obligations under the Indenture, Collateral Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Third Lien Collateral. Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance required by applicable law or the Collateral Documents, and the Company shall deliver or cause to be delivered to Trustee all such instruments and documents (including certificates, legal opinions, title insurance policies and lien searches) as may be required by applicable law to evidence compliance with this covenant. The Company agrees to provide such evidence as may be required by applicable law as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Company will give prompt notice to the Trustee of the acquisition by it or any of the Guarantors of any real property (or any interest in real property) having a value in excess of $2.0 million.

In the event this Indenture is qualified under the TIA, the Company shall otherwise comply with the provisions of TIA § 314(b). Promptly after the effectiveness of this Indenture, to the extent required by the TIA, the Company shall deliver the opinion(s) required by TIA § 314(b)(1). Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee on or prior to each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Third Lien Collateral as is necessary to maintain the Lien on the Third Lien Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

To the extent applicable, the Company shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property and the substitution therefor of any property to be pledged as Collateral for the Notes and the Subsidiary Guarantees therefor, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company shall not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral, and Collateral may be released without compliance with TIA § 314(d) as provided in Section 11.07.

Section 11.03	[Reserved.]
Section 11.04	Impairment of Security Interest.

Neither the Company nor any of its Subsidiaries shall take nor shall the Company or any Subsidiary knowingly or negligently omit to take any action which would reasonably be expected to materially adversely affect or impair the Liens in favor of the Trustee and the Collateral Agent and the Holders of the Notes with respect to the Third Lien Collateral. Neither the Company nor any of its Subsidiaries shall amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any way that would be adverse to the Trustee, Collateral Agent or Holders of the Notes in any material respect, except as permitted by Article 9 or Article 11, the Collateral Documents or the Intercreditor Agreement. Neither the Company nor any of the Note Guarantors shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Third Lien Collateral, other than Permitted Liens. Neither the Company nor any of the Note Guarantors shall enter into any agreement that requires the proceeds received from any sale of Third Lien Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the terms of any Indebtedness secured by Permitted Liens, the Collateral Documents and the Intercreditor Agreement.

Section 11.05	Real Estate Mortgages and Filings.

With respect to any fee interest in any real property located in the United States (individually and collectively, the “Premises”) owned by the Company or a Note Guarantor on the Issue Date or acquired by the Company or a Note Guarantor after the Issue Date (x) prior to the Second Lien Termination Date, the Company or Note Guarantor shall deliver to the Collateral Agent such documents and instruments, including Mortgages, title insurance and surveys, as have been required by, and delivered to, the Controlling Agent with respect to (A) prior to the First Lien Termination Date, the First Lien Credit Agreement and (B) after the First Lien Termination Date but prior to the Second Lien Termination Date, the Second Lien Indenture and (y) thereafter, the Company or Note Guarantor shall deliver to the Collateral Agent the following documents and instruments with respect to any such acquired real property that exceeds $5.0 million in fair market value (or such lesser value as the Holders of a majority of the Notes shall require with respect to any parcel of real property in their reasonable discretion):

(1)

the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, each dated as of the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Note Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)

the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of itself and the Holders of the Notes in an amount equal to 125% of the fair market value of the Premises and in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances, other than Permitted Liens, and such policies shall also include, to the extent available, such other necessary endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon; provided that any such title insurance policies may be delivered up to 30 days after the date on which the surveys described in clause (3) below are delivered; and

(3)

the Company shall, or shall cause its Note Guarantors to, deliver to the Collateral Agent (x) with respect to each of the covered Premises acquired after the Second Lien Termination Date, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection therewith), and customary property condition reports, zoning reports, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements, as the counsel to the Collateral Agent shall reasonably request.

Section 11.06	Restrictions on Enforcement of Liens on Third Lien Collateral.

Whether or not an insolvency or liquidation proceeding has been commenced by or against the Company or any Note Guarantor, the Collateral Agent, the Trustee and the Holders of Notes shall not exercise or seek to exercise any rights or remedies with respect to any Liens on the Third Lien Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) other than as provided in the Intercreditor Agreement, whose provisions shall be binding on the Collateral Agent, the Trustee, and the Holders of the Notes as if such provisions were set forth in their entirety in this Indenture.

Section 11.07	Possession of Collateral.
(a)

Until the occurrence of an Event of Default, the Company or the relevant Subsidiary may possess, manage, operate and enjoy, as applicable the Collateral in accordance with the terms of this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement.

(b)

Notwithstanding the foregoing, all amounts received by the Trustee as proceeds of any part of the Collateral (including net cash proceeds in the case of an Asset Sale) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in the Collateral Account in accordance with this Indenture and any Collateral Documents shall (subject to the terms of the Intercreditor Agreement) be held by the Trustee as security for the obligations of the Company and the Note Guarantors under this Indenture, the Notes, the Note Guarantees and the Collateral Documents until applied in accordance with the terms of this Indenture.

Section 11.08	Release of Liens on the Third Lien Collateral.
(a)	The Liens on the Third Lien Collateral will be released with respect to the Notes:
(1)	in whole, upon payment in full of the principal of, accrued and unpaid interest (including additional interest, if any) and premium, if any, on the Notes;
(2)	in whole, upon a Legal Defeasance or Covenant Defeasance as set forth in Article 8;
(3)

in part, as to any property constituting Third Lien Collateral (A) that is sold or otherwise disposed of by the Company or any of its Subsidiaries in a transaction permitted by Section 4.10 or by the Collateral Documents or by the Intercreditor Agreement (including Section 2.5 thereof, it being understood acceptance of the Notes by the Holders on the Issue Date shall be conclusive evidence of the authority of the Collateral Agent to execute and deliver and take other actions required pursuant to Section 2.5 of the Intercreditor Agreement without any further action or instruction by the Holders or the Trustee), to the extent of the interest sold or disposed of, (B) that is cash or Net Proceeds withdrawn from a Collateral Account for any one or more purposes permitted by Section 4.10, (C) that is owned or at any time acquired by a Subsidiary of the Company that has been released from its Note Guarantee in accordance with this Indenture, concurrently with the release thereof, (D) that is Capital Stock, upon the dissolution of the issuer of such Capital Stock in accordance with the terms of this Indenture; or (E) otherwise in accordance with, and as expressly provided for under, this Indenture or Intercreditor Agreement;

(4)

in whole, with the consent of the Holders of at least 75% of the aggregate principal amount of the Notes affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes);

provided, that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) above, all amounts owing to the Trustee under this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement have been paid.

(b)

The Company shall furnish to the Trustee, prior to each proposed release of Third Lien Collateral pursuant to the Collateral Documents and this Indenture, an Officers’ Certificate and Opinion of Counsel and such other documentation as required by this Indenture.

Upon compliance by the Company or the Note Guarantors, as the case may be, with the conditions precedent set forth above, and upon delivery by the Company or such Note Guarantor to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or its Note Guarantors, as the case may be, the released Third Lien Collateral.

(c)

Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not be required to comply with all or any portion of §314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of §314(d) of the TIA is inapplicable to the released Third Lien Collateral.

(d)

The Company and the Note Guarantors may, among other things, in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement, without any release or consent by the Trustee or any other conditions precedent, conduct ordinary course activities with respect to Third Lien Collateral.

Any release of Third Lien Collateral permitted by this Section 11.08 or, prior to the Second Lien Termination Date, otherwise permitted by the First Lien Credit Agreement or the Second Lien Security Agreement, will be deemed not to impair the Liens under this Indenture, the Third Lien Security Agreement and the other Collateral Documents in contravention thereof.

Neither the Trustee nor the Collateral Agent shall be liable for any release undertaken in good faith in reliance upon authority expressly granted hereunder (including authority expressly evidenced by the Holders accepting Notes on the Issue Date) any such Officers’ Certificate, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless expressly authorized hereunder or until it receives such Officers’ Certificate. The Holders expressly agree that, at any time when the Trustee is not itself also the Collateral Agent, any direction, authority or empowerment expressly granted in favor of the Collateral Agent on the Issue Date (including authority evidenced by the acceptance of Notes by the Holders) shall also equally direct, authorize and empower the Trustee for all purposes.

Section 11.09	Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

Subject to the provisions of this Indenture, including Article 7, the Collateral Documents and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems reasonably necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Note Guarantors hereunder and thereunder. Subject to the provisions of this Indenture, including Article 7, the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Third Lien Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Third Lien Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee), but neither the Trustee nor the Collateral Agent shall have any obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Third Lien Collateral, or to assure that the Third Lien Collateral exists or is owned by any Note Party or is cared for, protected, or insured or has been encumbered, or for the validity, perfection, priority or enforceability of the Liens in any of the Third Lien Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the genuineness, validity, marketability or sufficiency of the Third Lien Collateral or any agreement or assignment contained therein, for the genuineness, validity, marketability or sufficiency of the title of the Company to the Third Lien Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Third Lien Collateral or otherwise as to the maintenance of the Third Lien Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

Upon the reasonable request of the Trustee or the Collateral Agent, where any provision of this Indenture requires that additional property or assets be added to the Third Lien Collateral, the Company and each Note Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(1)	a request from the Company that such Third Lien Collateral be added;
(2)

the form of instrument adding such Third Lien Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the Issue Date, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper, provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(3)

an Officers’ Certificate to the effect that the Third Lien Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(4)

an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Third Lien Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Collateral Document being entered into; and

(5)	such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Third Lien Collateral.

The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Intercreditor Agreement, shall be entitled to receive, upon their reasonable request, as a condition to such consent or approval, an Officers’ Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given does not adversely affect the interests of the Holders or impair the security of the Holders in contravention of the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate and Opinion of Counsel.

No provision of this Indenture, the Third Lien Security Agreement, the Intercreditor Agreement or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

Section 11.10	Collateral Accounts.

Subject to the Intercreditor Agreement, the Controlling Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement. Prior to the Second Lien Termination Date, the Collateral Agent, Trustee and Holders acknowledge and agree to turn over to the Controlling Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the Intercreditor Agreement.

The Trustee shall, as promptly as reasonably practicable after the Second Lien Termination Date, the Trustee shall establish an account (the “Third Lien Collateral Account”), which shall at all times thereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Trustee. The Third Lien Collateral Account shall be a trust account and shall be established and maintained by the Trustee at one of its corporate trust offices (which may include the New York corporate trust office) and all Third Lien Collateral shall be credited thereto. All cash and Cash Equivalents received by the Trustee after the Second Lien Termination Date from Asset Sales of Third Lien Collateral, Recovery Events involving Third Lien Collateral, foreclosures of or sales of the Third Lien Collateral, other awards or proceeds pursuant to the Collateral Documents, shall be deposited in the Third Lien Collateral Account, and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Indenture and the Intercreditor Agreement; provided, however, that after the Second Lien Termination Date cash and Cash Equivalents in an amount up to $5.0 million in the aggregate is received by a Note Party from Recovery Events involving Third Lien Collateral may be reinvested to replace, restore, or rebuild the damaged property if (x) the casualty giving rise to such Recovery Events could not reasonably be expected to have a material adverse effect, and (y) such Note Party shall have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty; provided, further, that any proceeds not so invested shall be deposited into the Third Lien Collateral Account in accordance with this Section 11.10. In connection with any and all deposits to be made into the Third Lien Collateral Account under this Indenture, the Collateral Documents, the Trustee and/or the Collateral Agent, as applicable, shall receive an Officers’ Certificate directing the Trustee and/or the Collateral Agent to make such deposit.

Pending the distribution of funds in the Third Lien Collateral Account in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder, such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. Provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Third Lien Collateral Account may be used by the Company for purposes permitted by this Indenture. The Trustee shall have no liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 11.10.

Section 11.11	The Collateral Agent.
(a)

The Trustee may, from time to time, appoint a Collateral Agent hereunder. The Collateral Agent may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or the Intercreditor Agreement. The Collateral Agent shall be a Person who would be eligible to act as Trustee under this Indenture. The Collateral Agent shall have the rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee shall be the initial Collateral Agent. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Third Lien Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Third Lien Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Third Lien Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act under this Indenture or the Collateral Documents, except for its own gross negligence or willful misconduct.

(b)

The Trustee and the Collateral Agent are authorized and directed to (i) enter into the Collateral Documents and the Intercreditor Agreement, (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe their obligations under the Collateral Documents and the Intercreditor Agreement.

(c)	The Collateral Agent is authorized to enter into successor agreements to the Collateral Documents and the Intercreditor Agreement as provided in such documents and in this Indenture.
(d)	The Collateral Agent shall be entitled to indemnity and compensation as provided in Section 7.07 hereof (with the references to the Trustee therein being deemed to refer to the Collateral Agent).
(e)

The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.11. The provisions of this Section 11.11 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Note Parties shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Third Lien Security Agreement, the Collateral Documents and the Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or any Note Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Third Lien Security Agreement, the Collateral Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture, the Third Lien Security Agreement, the Collateral Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(f)

The Collateral Agent may execute any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreement by or through agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made without negligence or willful misconduct.

(g)

None of the Collateral Agent, any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Third Lien Security Agreement, any Collateral Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Note Guarantor or any of their Affiliates, or any officer or Related Person thereof, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this or any other Indenture, the Third Lien Security Agreement, the Collateral Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Third Lien Security Agreement, the Collateral Documents or the Intercreditor Agreement, or for any failure of the Company or any Note Guarantor or any other party to this Indenture, the Third Lien Security Agreement, the Collateral Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Third Lien Security Agreement, the Collateral Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Note Party or any Note Party’s Affiliates.

(h)

The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Note Party), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Collateral Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Collateral Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(i)

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or a Note Party referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to Section 11.11); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(j)

HSBC Bank USA, National Association, and its respective Affiliates (and any successor Collateral Agent and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business any Note Party or its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, HSBC Bank USA, National Association, or its respective Affiliates (and any successor Collateral Agent and its affiliates) may receive information regarding the

Company or any Note Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of any such Note Party or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of HSBC Bank USA, National Association (or any successor Collateral Agent) to advance funds.

(k)

The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against any Note Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(l)

The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and funds held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

Section 11.12	Replacement of the Collateral Agent.
(a)

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 11.12.

(b)

The Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Collateral Agent by so notifying the Trustee and the Company in writing. The Company may remove the Collateral Agent if:

(i)	the Collateral Agent fails to be eligible to act as such pursuant to Section 11.11 hereof;
(ii)	the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Law;

(iii)	a custodian or public officer takes charge of the Collateral Agent or its property;
(iv)

in order to appoint a successor Collateral Agent in connection with the incurrence of Permitted Refinancing Indebtedness with respect to more than 50% of aggregate principal amount of Notes then outstanding; or

(v)	the Collateral Agent becomes incapable of acting as a collateral agent.
(c)

If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company will promptly appoint a successor Collateral Agent. Within one year after the successor Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Company.

(d)

If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company, or the holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(e)

If the Collateral Agent, after written request by any Holder who has been a Holder for at least six months, fails to be eligible to act as a Collateral Agent pursuant to Section 11.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

(f)

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Collateral Agent will become effective, and the successor Collateral Agent will have all the rights, powers and duties of the Collateral Agent under this Indenture. The successor Collateral Agent shall mail a notice of its succession to Holders. The retiring Collateral Agent will promptly transfer all property held by it as Collateral Agent to the successor Trustee and execute and deliver any Supplemental Indentures, modifications of the Intercreditor Agreement, Collateral Documents and other documents as are necessary to evidence such succession.

(g)

If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

Section 11.13	Information Regarding Third Lien Collateral

The Company will furnish to the Collateral Agent and the Trustee, with respect to the Company or any Note Guarantor, prompt written notice of any change in such Person’s

(i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Company will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Collateral Agent and the Trustee if any material portion of the Collateral is damaged or destroyed.

Section 11.14	Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Note Guarantor to make any such sale or other transfer.

Section 11.15	Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Note Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Note Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.16	Intercreditor Agreement, Collateral Agreement and Other Collateral Documents.

The Trustee and Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement, the Third Lien Security Agreement and any other Collateral Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement, the Third Lien Security Agreement or any other Collateral Documents, the Trustee and Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 11.17	License Agreements.

For periods prior to the Second Lien Termination Date, the Note Parties shall deliver to the Collateral Agent, for the benefit of itself, the Trustee and the Holders, such agreements, documents and instruments necessary to create a valid, perfected and enforceable Lien on all right, title and interest of the Company in, to and under all License Agreements as required by, and delivered to, the Controlling Agent in accordance with, (x) prior to the First Lien Termination Date, the First Lien Credit Agreement, and (y) after the First Lien Termination Date and prior to the Second Lien Termination Date, the Second Lien Indenture.

After the Second Lien Termination Date, if an Event of Default occurs and is continuing, the Company shall, upon the request of the Trustee or majority of Holders, use its best efforts to grant to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes pursuant to security agreements and/or collateral assignments each in form and substance necessary under applicable law, a valid, perfected and enforceable Lien on all right, title and interest of the Company in, to and under all License Agreements as to which the Collateral Agent shall have not heretofore received such a valid, perfected and enforceable Lien (together with any legal opinions reasonably requested by the Counsel to the Collateral Agent as to the validity, enforceability and perfection of such Liens). In connection therewith, the Company shall use its best efforts to obtain all consents of third parties (including, without limitation, any licensor consents) necessary to permit the effective granting of such Liens. In the event such security agreements or collateral assignments (together with any legal opinions reasonably requested by the Counsel to the Collateral Agent and third party consents deemed necessary by the Collateral Agent to permit the granting of such Liens) are not delivered to the Collateral Agent within 45 days after the request therefor and the Collateral Agent has not otherwise received a valid, perfected and enforceable security interest in such License Agreements, such failure on the part of the Company shall constitute an Event of Default hereunder in addition to any other Default or Event of Default existing at such time.

Section 11.18	Consignment Agreements.

Each Note Party shall use commercially reasonable efforts to deliver to the Collateral Agent letter agreements (in form and substance reasonably satisfactory to the Controlling Agent) duly executed by consignors (the “Consignor Letters”) of “consigned” or “memo” inventory (pursuant to any written consignment agreement or otherwise) representing at least ninety percent (90%) of the “memo” or “consigned” inventory (based on book value) of such Note Party on and as of the Issue Date. It being understood that Consignor Letters previously delivered to the First Lien Agent by the Consignors existing on the Issue Date shall satisfy this requirement, subject to the provisions of Section 5(xiii) of the Third Lien Security Agreement.

Each Note Party further agrees to use commercially reasonable efforts to deliver to the Collateral Agent Consignor Letters in respect of any consignment agreement or arrangement with any consignor of “consigned” or “memo” inventory established from and after the Issue Date. In the event that any such consignor does not execute such Consignor Letters after the use of commercially reasonable efforts, none of the Note Parties shall be required to deliver such Consignor Letters to the Collateral Agent; provided, that at no time following the

Second Lien Termination Date shall any Note Party suffer or permit more than ten percent (10%) of its aggregate “memo” or “consigned” inventory (based on book value) to be on consignment from consignors who have not executed suchConsignor Letters for delivery to the either Controlling Agent or Collateral Agent. It being understood that Consignor Letters delivered to the Controlling Agent by Consignors from time to time after the Issue Date shall satisfy this requirement; provided that the waivers by Consignors in each such Consignor Letter expressly remain in full force and effect until the Note Parties have fully paid and performed all Obligations hereunder and related hereto.

Section 11.19	Intercreditor Agreement Governs.

Reference is made to the Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement (c) agrees that none of the Note Parties, the Trustee and the Collateral Agent shall be required hereunder or under any Collateral Document to take any action inconsistent with or contrary to any provision of the Intercreditor Agreement and (d) authorizes and instructs the Trustee and Collateral Agent to enter into the Intercreditor Agreement as Trustee and Collateral Agent, respectively, and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement and the holders of the Second Lien Notes to extend credit and such lenders and holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

ARTICLE XII            MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control. Notwithstanding any other provisions of this Indenture to the contrary, the Company shall not be required to comply with any provision of TIA § 314 at any time the Indenture is not qualified under the TIA.

Section 12.02	Notices.

Any notice or communication by the Company, any Note Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested) telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company and/or any Note Guarantor:

Finlay Fine Jewelry Corporation

529 Fifth Avenue

New York, New York 10175

Telecopier No.: (212) 808-2800

Attention: Secretary and Corporate Counsel

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telecopier No.: (212) 310-8007

Attention: Corey Chivers

If to the Trustee or Collateral Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Telecopier No.: (212) 525-1300

Attention: Corporate Trust & Loan Agency

The Company, any Note Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)

an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10	Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

Section 12.11	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together constitute the same agreement.

Section 12.13	Table of Contents, Headings, Etc.

The table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(Signatures on following page)

SIGNATURES

Dated as of November 26, 2008	FINLAY FINE JEWELRY CORPORATION
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Attest:

Name:

Title:

FINLAY ENTERPRISES, INC.
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

FINLAY JEWELRY, INC.

By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

FINLAY MERCHANDISING & BUYING, INC.
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

EFINLAY, INC.
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

CARLYLE & CO. JEWELERS LLC
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

[Third Lien Notes Indenture Signature Page]

PARK PROMENADE, INC.
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

L. CONGRESS, INC.
By:	/s/ Bruce E. Zurlnick
	Name:	Bruce E. Zurlnick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

[Third Lien Notes Indenture Signature Page]

Dated as of November 26, 2008	HSBC BANK USA, National Association, as Trustee and as Collateral Agent
By:	/s/ Joanne E. Ilse
	Name:	Joanne E. Ilse
	Title:	Vice President

[Third Lien Notes Indenture Signature Page]

RULE 144A / REGULATION S / IAI APPENDIX

PROVISIONS RELATING TO INITIAL NOTES AND PIK NOTES,

1.	Definitions
1.1	Definitions

Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix and the Indenture the following terms shall have the meanings indicated below:

“2004 Notes” means $200,000,000 8 3/8% Senior Notes due June 1, 2012 issued by the Company pursuant to an indenture dated June 3, 2004.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Societe Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note or PIK Note bearing, if required, the restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Notes.

“Euroclear” means Euroclear Bank S.A., as operator of the Euroclear System or any successor securities clearing agency.

“Exchange and Purchase Agreement” means the exchange and purchase agreement, dated as of the date hereof, between the Company and Initial Holders.

“Initial Holders” means with respect to the Initial Notes, the Persons acquiring such Initial Notes in connection with the Restructuring Transactions.

“Initial Notes” means the 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012 issued in connection with the Restructuring Transactions.

Appendix-1

“Institutional Accredited Investor” or “IAI” means an institution that is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor Person thereto, and shall initially be the Trustee.

“PIK Interest” means interest paid with respect to the Notes in the form of increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes issued on the Issue Date in connection with a payment of PIK Interest. For purposes of this Indenture, all references to “PIK Notes” shall include the Related PIK Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Related PIK Notes” means, with respect to a Note, (i) each PIK Note issued in connection with a PIK Payment on such Note and (ii) each PIK Note issued in connection with a payment of PIK Interest on a Related PIK Note with respect to such Note.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

1.2	Other Definitions
Term	Defined in Section

“Agent Member”	2.1(b)
“Global Notes”	2.1(a)
“Institutional Accredited Investor Global Notes” or “IAI Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.	The Notes.

2.1       (a) Form and Dating. The Initial Notes will be exchanged by the Company for the 2004 Notes pursuant to one or more Exchange and Purchase Agreements. The Initial Notes may be resold initially only to (i)  QIBs in reliance on Rule 144A under the

Appendix – 2

Securities Act (“Rule 144A”); (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”); (iii) Institutional Accredited Investors and (iv) others as provided in the Notes, in each case subject to the restrictions on transfer set forth herein. Initial Notes sold to QIBs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”), Initial Notes initially resold pursuant to clause (ii) above shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the “Temporary Regulation S Global Note”) and the Initial Notes resold pursuant to clause (iii) above shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Institutional Accredited Investor Global Note” or “IAI Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note (x) will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global security (the “Permanent Regulation S Global Note”) or any other Note without a legend containing restrictions on transfer of such Note, prior to the expiration of the Distribution Compliance Period and (y) then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in the Temporary Regulation S Global Note or the IAI Global Note may be exchanged for interests in Rule l44A Global Notes only if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A, and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule l44A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in the Rule l44A Global Note or the IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that if such transfer is being made in accordance with rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./N.A. or Clearstream Banking Societe Anonyme.

Appendix – 3

Beneficial interests in the Rule 144A Global Note and the Temporary Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the IAI Global Note only if (a) such transfer is being effected to an Institutional Accredited Investor and (b) pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and (c) the transferor hereby provides the certification set forth in Exhibit 2 hereto and an Opinion of Counsel to the transferor or transferee to the effect that the transfer is exempt from the registration requirements of the Securities Act.

The Rule l44A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

Additional Initial Notes issued after the Issue Date may be issued, at the request of the Company, in the form of Definitive Notes.

(b)       Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)       Certificated Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2       Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $139.64 million 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012 and (2) from time to time PIK Notes and additional Initial Notes for an original issue in an aggregate principal amount in the written order of the Company pursuant to Section 2.02 of the Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant

Appendix – 4

Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated; provided that the total aggregate principal amount of Initial Notes shall not exceed the aggregate principal amount of 2004 Notes tendered for exchange in connection with the Restructuring Transactions.

2.3       Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(x)	to register the transfer of such Definitive Notes; or

(y)       to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange:

(i)        shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)       if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)      if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)      if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)      if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)       Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule l44A Global Note, IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly

Appendix – 5

endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)        certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule l44A, (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note or (C) pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904; and

(ii)       written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule l44A Global Note (in the case of a transfer pursuant to clause (b) (i) (A)), Permanent Regulation S Note (in the case of a transfer pursuant to clause (b) (i) (B)) or IAI Global Note (in the case of a transfer pursuant to clause (b) (i) (C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, Permanent Regulation S Global Note or IAI Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, the IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, the IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, the IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Rule 144A Global Note, the IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)       Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

Appendix – 6

(ii)       If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)      Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred except as a whole and not in part by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)      In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix at a time when such Global Note is a Transfer Restricted Note, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule l44A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)       Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for interest in a Permanent Regulation S Global Note), (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or (vi) pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904.

(e)	Legend.

(i)        Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefore or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND THIS NOTE MAY NOT

Appendix – 7

BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE PROVISION OF SUCH LEGAL OPINIONS, CERTIFICATIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUEST OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in lieu of the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note will also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Appendix – 8

(ii)       Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)      After a transfer of any Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes all requirements pertaining to legends on such Note will cease to apply and a certificated Note or a Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Notes upon exchange of such transferring Holders certificated Note or appropriate directions to transfer such Holder’s interest in the Global Note, as applicable.

(f)        Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)	Obligations with Respect to Transfers and Exchanges of Notes.

(i)        To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii)       No service charge shall be made for any registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 or 9.05 of the Indenture).

(iii)      The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

Appendix – 9

(iv)      Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a security is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)       All Notes issued upon any registration of transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(h)	No obligation of the Trustee.

(i)        The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4	Certificated Notes.

(a)       A Global Note deposited with the Depository or with the Trustee as Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a

Appendix – 10

“clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

(b)       Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in New York, New York to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof (and if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof) and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend and definitive security legend set forth in Exhibit 1 hereto.

(c)       Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)       In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

Appendix – 11

EXHIBIT 1 to RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[For Permanent Regulation S Global Note]

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH THE RULE 144A THEREUNDER.

[For Notes Offered Otherwise than in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED

Ex. 1 – 1

INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE PROVISION OF SUCH LEGAL OPINIONS, CERTIFICATIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUEST OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[For Notes Offered in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[For Temporary Regulation S Global Note]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b) (2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN

Ex. 1 – 2

ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE PROVISIONS OF SUCH LEGAL OPINIONS, CERTIFICATIONS AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUEST, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

[For Definitive Notes]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Ex. 1 – 3

CUSIP/CINS [___________]

8.375%/8.945% Senior Secured Third Lien Note due June 1, 2012

No. ________________	$__________________

Finlay Fine Jewelry Corporation promises to pay to ______________ or registered assigns, the principal sum of _______________ Dollars on June 1, 2012.

Interest Payment Dates: June 1 and December 1.

Record Dates: May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:___________________________	FINLAY FINE JEWELRY CORPORATION
By:	________________________________

Name:

Title:

By:	________________________________

Name:

Title:

This is one of the Global Notes referred to in

the within-mentioned Indenture:

HSBC BANK USA, National Association, as Trustee

By:	________________________________

Authorized Officer

Ex. 1 – 4

(Back of Note)

8.375%/8.945% Senior Secured Third Lien Note due June 1, 2012

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.         Interest. Finlay Fine Jewelry Corporation, a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note at its sole option in (i) cash at 8.375% per annum or (ii) in payment-in-kind (“PIK Interest”) at 8.945% per annum from the Issue Date until December 1, 2010 and thereafter in cash at 8.375% per annum. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 1, 2008; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2008. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The obligation to pay PIK Interest on the Notes shall be evidenced by the Company increasing the principal amount of the outstanding Notes or by issuing additional Notes (“PIK Notes”) in an aggregate amount equal to the amount of PIK Interest then payable and otherwise due, rounded up to the nearest whole dollar. Interest shall accrue on PIK Notes issued pursuant to the Indenture from and including the date of issuance of such PIK Notes. Any such PIK Notes shall be issued on the same terms as the Notes and shall constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references to Notes shall include any PIK Notes.

2.         Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest and except that the record date with respect to interest payable on December 1, 2008 will be the Issue Date. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of Cash Interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and Cash Interest with respect to Notes the Holders of which have given wire transfer instructions to the Company prior to the relevant record date will be required to be

Ex. 1 – 5

made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Company will evidence its obligation to pay PIK Interest in respect of Notes represented by Global Notes by increasing the principal amount of such Global Notes for the benefit of the accounts of Participants specified by DTC or its nominee. Any such increase in the principal amount of the Global Note will be made by the Trustee or the Custodian (at the direction of the Trustee). The Company will evidence its obligation to pay PIK Interest in respect of the Notes represented by Definitive Notes by issuing PIK Notes in the form of Definitive Notes and delivering them to Holders.

3.         Paying Agent and Registrar. Initially, HSBC Bank USA, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.         Indenture. The Company issued the Initial Notes under an Indenture dated as of November 26, 2008 (“Indenture”) between the Company and the Trustee. The Initial Notes and any PIK Notes issued under the Indenture (referred to herein as the “Notes”) shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date on which the Indenture is qualified thereunder. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are general, secured senior obligations of the Company.

5.         Optional Redemption. (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed after the dates indicated below:

After	Percentage

Issue Date	104.188%
June 1, 2009	102.094%
June 1, 2010 and thereafter	100.000%

(b)	[Reserved.]

Ex. 1 – 6

6.         Mandatory Redemption. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

7.         Repurchase at Option of Holder. (a) If there is a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof, or if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule l4e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

(b)       If the Company or any Subsidiary of the Company consummates any Asset Sales, within 45 days after the first day of a calendar month in which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to any such offer is less than the remaining Excess Proceeds, the Company or any of its Subsidiaries may use any remaining Excess Proceeds for general corporate purposes or otherwise make an investment of such remaining amounts in any manner that is not prohibited by the Indenture. If the aggregate principal amount of Notes tendered in connection with such Asset Sale Offer and surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

8.         Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes and portions of Notes selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000 (or if PIK Interest has been paid, a minimum of $1.00 and integral multiples thereof), except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (or $1.00 if PIK Interest has been paid), shall be redeemed. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be

Ex. 1 – 7

issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

9.         Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 (or if PIK interest has been paid, a minimum of $1.00 and integral multiples thereof). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required (a) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

10.       Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to record dates for the payment of interest.

11.       Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to the provisions of Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, or sale of all or substantially all of the Company assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12.       Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment of the principal of or premium, if any, on the Notes when due at maturity, upon optional redemption, upon required

Ex. 1 – 8

repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with the provisions of Sections 3.09, 4.10, 4.15 or Article 5 of the Indenture; (iv) failure by the Company or any Note Guarantor for 45 days after notice to comply with any of its covenants under the Indenture, the Notes or the Collateral Documents (other than those covenants addressed elsewhere in Section 6.01 of the Indenture); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (including any Indebtedness the payment of which is guaranteed by the Company or any of its Subsidiaries) other than a Receivables Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal or a premium, if any, on such Indebtedness at the Stated Maturity for such payment of principal or premium, if any, or such later date as has been agreed in a writing (provided such writing is entered into prior to such Stated Maturity) by the parties to the documentation relating to such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more; (vi) failure by the Company or any of its Subsidiaries other than a Receivables Subsidiary to pay final judgments aggregating in excess of $12.5 million, which judgments are not paid, discharged or stayed for a period of 60 days (or 90 days if prior to such sixtieth day the Company has delivered to the Trustee an Officers’ Certificate attesting that a financially responsible insurance company of recognized national standing has acknowledged in writing complete liability for such judgment and attached a copy of such acknowledgment thereto); (vii) repudiation by any Note Guarantor of its obligations under any Note Guarantee or, except as permitted by the Indenture, any Note Guarantee shall be held in a judicial proceeding to be unenforceable or invalid in any material respect or shall cease to be in full force and effect; (viii) the Company or any of its Subsidiaries (other than a Receivables Subsidiary) within the meaning of any Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as they become due; (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of its Subsidiaries (other than a Receivables Subsidiary), (b) appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries (other than a Receivables Subsidiary) or (c) orders the liquidation of the Company or any of its Subsidiaries (other than a Receivables Subsidiary) and (d) any such order or decree described in this clause (ix) remains unstayed and in effect for 60 consecutive days; or (x) any security interest and Lien purported to be created by any Collateral Document with respect to any Third Lien Collateral, individually or in the aggregate, having a fair market value in excess of $12.5 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of itself, Trustee and Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected third priority security interest in and Lien on, all of the Third Lien Collateral thereunder (except as otherwise expressly provided in the Indenture and the Intercreditor Agreement)) in favor of the Collateral Agent, or shall be asserted by the Company or any other Note Guarantor not to be, a valid, perfected, third priority (except as otherwise expressly provided in the Indenture or the

Ex. 1 – 9

Intercreditor Agreement) security interest in or Lien on the Third Lien Collateral covered thereby; except for a failure of a Person other than the Company or any of its Subsidiaries to make filings, renewals and continuations (or other equivalent filings) or the failure of a Person other than the Company or any of its Subsidiaries (or their agent, bailee or designee, including the First Lien Agent or the Second Lien Collateral Agent in accordance with the Collateral Documents and the Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of a Payment Default or the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if (i) any Payment Default described in clause (v)(a) of the preceding paragraph has been cured or waived and (ii) the holders of any accelerated Indebtedness described in clause (v)(b) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness; provided in each such case that (a) such cure, waiver or rescission of such declaration of acceleration shall have been made in writing within 30 days of the date of such Payment Default or declaration, as the case may be, and (b) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, except nonpayment of principal or interest on the Notes, that became due solely because of the acceleration of the Notes, have been cured or waived.

A Default under clause (iv) the first paragraph of this Paragraph 12 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes give written notice to the Company of the default and the Company does not cure the Default within the period provided in such clause. The notice must specify in reasonable detail the Default, demand that it be remedied and state that the notice is a “Notice of Default”. If the Holders of 25% or more in principal amount of the then outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Trustee and the Company may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (viii) or (ix) of the first paragraph of this Paragraph 12, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries, that taken together would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the

Ex. 1 – 10

payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

13.       Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

14.       No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

15.       Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.       CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.       Additional Information. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Finlay Fine Jewelry Corporation

529 Fifth Avenue

Ex. 1 – 11

New York, New York 10017

Attention: Secretary and Corporate Counsel

Ex. 1 – 12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	_________________________	Your Signature: ________________________

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144(b) and (d) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	[ ]	to the Company; or
(2)	[ ]	pursuant to an effective registration statement under the Securities Act; or
(3)	[ ]

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	[ ]	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)	[ ]	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	[ ]	pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904.

Ex. 1 – 13

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

___________________________________

Signature

Signature Guarantee:

_________________________________	___________________________________
Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule l44A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	_________________________

                                                                               ___________________________________________

NOTICE: To be executed by an executive officer

Ex. 1 – 14

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of Exchange or Payment of PIK Interest	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Ex. 1 – 15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

[ ]	Section 4.10	[ ]	Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased (if all, write “ALL”): $________________

Your Signature:_____________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:________________________

Signature Guarantee*

*	NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

(1) The Securities Transfer Agent Medallion Program (STAMP);

(2) The New York Stock Exchange Medallion Program (MSP);

(3) The Stock Exchange Medallion Program (SEMP).

Ex. 1 – 16

EXHIBIT 2 to RULE 144A / REGULATION S / IAI APPENDIX

FORM OF CERTIFICATE FROM

INSTITUTIONAL ACCREDITED INVESTOR

Finlay Fine Jewelry Corporation

7529 Fifth Avenue

New York, NY 10175

Telecopier No.: (212) 808-2800

Attention: Secretary and General Counsel

HSBC Bank USA, National Association

425 Fifth Avenue

New York, NY 10018

Telecopier No.: (212) 525-1300

Attention: Corporate Trust & Loan Agency

Re: 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012

(CUSIP          _________)

Reference is hereby made to the Indenture, dated as of November 26, 2008 (the “Indenture”), among Finlay Fine Jewelry Corporation, as issuer (the “Company”), the guarantors party thereto and HSBC Bank USA, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with my proposed purchase of $________ aggregate principal amount of 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012 (the “Notes”), I hereby confirm that:

1.I am an institutional “accredited investor” (as defined in 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Notes, and I and any accounts for which I am acting are each able to bear the economic risk of my or its investment.

2.I am acquiring the Notes or beneficial interest therein for my own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which I exercise sole investment discretion.

3.I understand that any subsequent transfer of the Notes, or any interest therein is subject to certain restrictions and conditions set forth in the Notes and the Indenture and I agree to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

4.I understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. I agree, on my own behalf and on behalf of any accounts for which I am acting, that if I should sell the Notes or any interest therein, I will do so only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a “Qualified Institutional Buyer” as defined in Rule

Ex. 2 – 1

144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A inside the United States, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, and I further agree to provide to any person purchasing a Note from me in a transaction meeting the requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

5.I understand that, on any proposed resale of the Notes or beneficial interest therein, I will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. I further understand that the Notes purchased by me will bear a legend to the foregoing effect.

6.I am acquiring the Notes for investment purposes only with no present intention to resell the Notes.

7.I have not engaged in any general solicitation within the meaning of Regulation D under the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_________________________________

[Insert Name of Institutional Accredited Investor]

By: _____________________________

Name:
Title:

Dated: _________, __

Ex. 2 – 2

EXHIBIT A

[RESERVED]

A-1

EXHIBIT B

[FORM OF TRADE NAME LICENSE AGREEMENT]

Trade Name License Agreement (this “Agreement”), dated as of _________, _________, _________, between [________], a corporation organized and existing under the laws of ([state] (the “Licensor’), and _________, a corporation organized and existing under the laws of ([state] (the “Licensee”).

Whereas, the Licensee is the owner of certain trade names and service marks shown on Schedule A hereto and has utilized such trade names and services marks in the operation of jewelry departments or stores and related activities; and

Whereas, on the date hereof Licensee has sold, transferred, conveyed and assigned its right, title and interest to use such trade names and service marks and goodwill associated therewith in the United States (but not elsewhere) to Licensor; and

Whereas, pursuant to the Indenture dated as of June 3, 2004 between Finlay Fine Jewelry Corporation and HSBC Bank USA, National Association, as trustee (the “Indenture”), relating to Finlay Fine Jewelry Corporation’s 8 3/8% Senior Notes due 2012 (the “Senior Notes”), in connection with such sale, transfer, conveyance and assignment, Licensee and Licensor are required to enter into this Agreement; and

Whereas, the Licensee desires to obtain, and the Licensor desires to grant to the Licensee, an exclusive right to use the Licensed Trade Names (as defined in Section 1) in the Territory (as defined in Section 1) on or in connection with the operation of jewelry departments or stores and related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to jewelry upon the terms and conditions set forth below;

Now therefore, to effect the foregoing, the parties hereto agree as follows:

SECTION 1.	Definitions.

“Affiliate” as used herein means, with respect to either party, any entity controlling, controlled by or under common control with such party. For purposes of the foregoing definition, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of an entity.

“Governmental Authority” as used herein means any federal, state, county, local or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality.

“Licensed Products” as used herein means jewelry products which are sold in jewelry departments or stores operated by the Licensee or any other products sold in any other venue with the prior approval of the Licensor.

“Licensed Trade Names” as used herein means the trade names and service marks shown on Schedule A attached hereto.

“Licensee” as used herein means the Licensee, its Affiliates (other than the Licensor), sublicensees and successors to the Licensee’s business.

“Parties” as used herein means the Licensor and the Licensee.

“Quality” as used herein means products marketed and promoted as quality items which meet or exceed the quality standards set forth in Section 4 below.

“Revenues” as used herein means gross revenues generated by sales of the Licensed Products in the Territory less sales taxes, shipping, freight, or transport charges if separately stated on an invoice; actual discounts or allowances to customers; and returns in the normal course of business.

“Territory” as used herein means the United States of America, any political subdivisions thereof and its territories, commonwealths and possessions.

SECTION 2.	Grant to the Licensee and Related Matters.

(a)  Exclusivity. The Licensor hereby grants to the Licensee, except as otherwise provided herein, an exclusive right in the Territory to use the Licensed Trade Names in connection with the operation of jewelry departments and stores whether now existing or hereafter established and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to the Licensed Products.

(b)   Reserved Rights. All rights in the Licensed Trade Names other than those specifically granted herein are reserved to the Licensor for its own use and benefit.

(c)    Ownership. The parties acknowledge and agree that the Licensed Trade Names are the sole and exclusive property of the Licensor. The Licensee acknowledges and agrees that the Licensee shall not acquire any right, title or interest in or to the Licensed Trade Names as a result of this License Agreement, or the Licensee’s use thereof, or as a result of any other act or thing, that the Licensee shall not attack the Licensor’s title to or ownership of the Licensed Trade Names, and that all use of the Licensed Trade Names by the Licensee and all goodwill generated thereby shall inure to the benefit of the Licensor. The Licensee shall not use or register or claim rights in any trade name, trade dress or other indicia confusingly similar, in whole or in part, to the Licensed Trade Names.

(d)   Sublicenses. The Licensee shall not grant any sublicense to use the Licensed Trade Names, other than to Licensee’s Affiliates without the express prior written approval of the Licensor.

(e)    Royalty Provisions. Upon receipt of an invoice from the Licensor, Licensee agrees to pay the Licensor a royalty equal to [__% percent ( __% ) of Revenues generated from sales of the Licensed Products by the Licensee in the Territory.]

(f)	Statements and Payments.

(i)    Licensor has the option to request payment of such royalties at the end of each six-month period by sending an invoice to Licensee. Within thirty (30) days after receipt of such invoice, Licensee shall furnish a statement, certified as accurate by an officer of Licensee, showing in reasonable detail Licensee’s sales of the Licensed Products, applicable allowances or credits, uncollectible amounts, invoiced free or sample items distributed and a calculation of Revenues for the Licensed Products, as well as the amount of royalties payable with respect to such prior six month period.

(ii)    Acceptance by the Licensor of any statement furnished or royalty paid shall not preclude the Licensor from questioning its correctness and, if any inconsistencies or mistakes are discovered, they shall immediately be rectified.

(iii)   All payments made by Licensee hereunder will be paid to Licensor or its designee in United States Dollars.

(iv)   The Licensee shall pay interest on any overdue royalty payment at the prime rate in effect on the date on which such payment was due, and such interest shall accrue from the date on which such payment was due.

(v)    If the Licensee does not receive an invoice from the Licensor, all royalties due and payable shall be paid within thirty (30) days after receiving the next invoice, together with interest on such royalties at the prime rate in effect on the date such payment was initially due, and such interest shall accrue from the date on which such payment was due.

(g)	Audit.

(i)    The Licensee shall keep complete and accurate records and books of account at its principal place of business covering all transactions relating to this Agreement, and the Licensor and/or its duly authorized representative shall have the right, during regular business hours and upon ten (10) days reasonable notice, at least once quarterly, to examine such books and all other documents and materials in Licensee’s possession or control with respect to this Agreement. Neither Licensor nor any of its representatives shall disclose to any other person, firm or corporation any information acquired as a result of such examination; provided, however, that nothing herein contained shall be construed to prevent Licensor and/or Licensee or their duly authorized representatives from testifying in any court of competent jurisdiction with respect to the information obtained as a result of any such examination in any action instituted to enforce the rights of Licensor under the terms of this Agreement. If such an audit reveals an underpayment by the Licensee, the Licensee shall immediately remit payment to the Licensor in the amount of the underpayment plus interest calculated at the prime rate then in effect from the date such payment(s) were actually due. If such underpayment is greater than ___% of the royalties payable for the audited period, the Licensee shall reimburse the Licensor for the costs and expenses of such audit.

(ii)    All books of account and records of the Licensee relating to this Agreement shall be retained for at least two (2) years after termination of this Agreement.

SECTION 3.	Method of Use of the Licensed Trade Names.

(a)  Use. The Licensee acknowledges that the Licensed Trade Names have acquired a valuable secondary meaning and goodwill to department stores and vendors in the retail jewelry market place. Accordingly, the Licensee undertakes and agrees not to use the Licensed Trade Names in any manner whatsoever which, directly or indirectly, would derogate or detract from its repute or which would dilute, demean, ridicule or reflect adversely upon the Licensed Trade Names or the Licensor, it being mutually agreed that use by the Licensee of the Licensed Trade Names in the manner being used on the date hereof shall meet Licensor’s standards. The Licensee acknowledges that the Licensed Trade Names have become associated generally with products and services that possess a positive and quality image, and the Licensee agrees not to use the Licensed Trade Names in any manner inconsistent with such image. The Licensee agrees to utilize the Licensed Trade Names in a Quality manner in connection with the operation of jewelry departments or stores and the purchasing, consigning, merchandising. selling, marketing, promoting, advertising, distributing, manufacturing. importing of or other activities relating to the Licensed Products.

(b)   Form and Manner. Except as may be otherwise specifically provided in this Agreement, the Licensee may not (i) make any change in the form of the Licensed Trade Names, (ii) use any partial version of the Licensed Trade Names at any time for any purpose, or (iii) use the Licensed Trade Names in combination, juxtaposition or conjunction with, or as part of, any other trademarks, service marks or trade names without the express prior written approval of the Licensor, which approval may not be unreasonably withheld, it being mutually agreed that use by the Licensee of the Licensed Trade Names in the manner being used on the date hereof shall meet Licensor’s standards. Any mark approved pursuant to this paragraph shall be owned solely and exclusively by the Licensor and after approval shall be deemed a Licensed Trade Name pursuant to this Agreement.

(c)    Marking. The Licensee shall apply such trade name notices, copyright notices or other markings in connection with the Licensed Trade Names as may be necessary or reasonably deemed desirable by the Licensor under the laws or regulations of each jurisdiction of the Territory where such Licensed Trade Names are used.

SECTION 4.	Quality Standards.

(a)  Quality. The Licensee shall not sell any Licensed Products or operate any jewelry departments or stores or conduct related activities in connection with the Licensed Trade Names that shall fail to meet the quality standards and specifications employed in connection with use of the Licensed Trade Names as of the date hereof or such additional standards or specifications as may be reasonably specified by the Licensor from time to time, it being mutually agreed that use by the Licensee of the Licensed Trade Names in the manner being used on the date hereof shall meet Licensor’s standards. The Licensee shall operate jewelry departments or stores or conduct related activities in connection with the Licensed Trade Names only in a manner that will protect the reputation of the Licensed Trade Names.

(b)   On Site Inspections. Upon reasonable notice, the Licensor or its representatives shall have access for inspection purposes to the jewelry departments or stores operated by Licensee during regular business hours at such time or times as to not unduly interfere with the operations of the Licensee to determine compliance with quality control standards. If any inspection of any premises reveals that the Licensee has failed to comply with the quality standards or other requirements of this Section 4, the Licensor shall be entitled to reinspect such premises until receipt of notice of cure by the Licensee. All expenses of conducting such inspections shall be borne by the Licensor.

(c)    Governmental Inquiries. The Licensee shall immediately notify the Licensor in writing of any investigation, inquiry, claim or sanction by any Governmental Authority regarding any quality, labeling, advertising or other regulatory matter relating to the Licensed Products and shall keep the Licensor advised of the progress and findings of such investigation or inquiry.

(d)   Compliance; Fitness for Use. The Licensee shall be solely responsible for and shall comply with all laws, rules and regulations, if any, of Governmental Authorities in connection with the operation of jewelry departments or stores in connection with the Licensed Trade Names and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to any goods or services.

SECTION 5.	Term.

The term of this License Agreement shall commence as of the date hereof and continue until the earlier of (a) the date on which none of the Senior Notes is outstanding and all obligations of Finlay Fine Jewelry Corporation under the Indenture have been satisfied in full, (b) the date on which Licensee permanently ceases operating jewelry departments and stores and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to the Licensed Products, or (c) the date on which the Licensor sells, transfers, conveys and assigns to the Licensee all of the Licensor’s right, title and interest in and to the Licensed Trade Names. Upon the termination of this Agreement, all the rights of the Licensee hereunder shall automatically revert to the Licensor, the parties shall perform all other acts which may be necessary or useful to render effective the termination of the interest of the Licensee in the Licensed Trade Names, and the Licensee shall execute any assignment, conveyance, acknowledgment or other document that the Licensor may require, relinquishing or conveying to the Licensor any and all rights to or interest in use of the Licensed Trade Names that the Licensee has and any goodwill associated therewith. Without any limitation of the foregoing, the Licensee hereby consents to any application which the Licensor may make, upon termination of this Agreement, to limit or terminate the Licensee’s status as a registered user and hereby irrevocably agrees not to contest, oppose or dispute such application.

SECTION 6.	Remedies.

(a)  In the event of a breach of this Agreement, the aggrieved party’s sole and exclusive remedy shall be specific performance of this Agreement, including any injunctive relief necessary to effect such specific performance. In particular and without any limitation of the foregoing, the Licensor shall not institute litigation against any person or entity for infringement of any Licensed Trade Name based in whole or in part on any activities or rights covered or protected by this Agreement, and Licensee shall not commence any action seeking a declaration of invalidity, unenforceability or non-infringement of any registrations or applications covering the Licensed Trade Names or asserting any rights to the Licensed Trade Names or any mark or name confusingly similar thereto.

(b)   The parties further agree that this Agreement and the license granted herein may under no circumstances be rescinded and may be terminated only as expressly provided in Section 5 above.

SECTION 7.	Protection of the Licensed Trade Names.

(a)  Maintenance. The Licensor shall maintain at its expense each of the registrations for the Licensed Trade Names shown on Schedule A, if any, in full force and effect as long as this Agreement continues in effect, and the Licensee agrees to provide such assistance and documentation as is required for such maintenance. The Licensor shall file such additional applications as Licensee shall reasonably request to protect the Licensed Trade Names, and Licensor shall diligently prosecute such applications and maintain any registrations issuing thereon.

(b)   Infringement. The Licensee shall notify the Licensor of any suspected, actual or threatened infringement of or act of unfair competition or other harmful or wrongful activities of third parties with respect to the Licensed Trade Names as to which it has notice. The Licensee shall cooperate with the Licensor with respect to any action to be taken with respect thereto. The Licensor will have the obligation to take whatever steps are reasonably necessary or desirable to protect the Licensed Trade Names from any such infringement or other harmful or wrongful activities of third parties and shall have the right to control any litigation or other proceeding undertaken by it for any such purpose. Such steps may include the filing and prosecution of (i) litigation against infringement or unfair competition by third parties, (ii) opposition proceedings to oppose applications for trade name or service mark registration for marks that are confusingly similar to any one or more of the Licensed Trade Names, and (iii) cancellation proceedings to cancel registration of trade names or service marks that are confusingly similar to any one or more of the Licensed Trade Names.

(c)    Claims Against the Licensee. The Licensee shall promptly notify the Licensor of any claim of infringement or any complaint based upon the Licensee’s use of the Licensed Trade Names and of any suit, action or proceeding brought against the Licensee based upon said claim or complaint, and the provisions of Section 10 shall apply.

SECTION 8.	Recordation of Agreement.

The parties shall cooperate to determine and comply with applicable laws or regulations throughout the Territory with respect to the recordation of, validation of, or otherwise to render effective this Agreement. In countries having registered user or license recordation requirements, the parties shall execute all documents which may be necessary to record the Licensee as a registered user or licensee for the Licensed Trade Names, and all costs of preparing and recording any necessary documents or other costs in connection therewith shall be borne by the Licensee.

SECTION 9.	Representations and Warranties.

(a)  Representations and Warranties of the Licensor. The Licensor represents and warrants as follows:

(i)     Due Organization and Power of the Licensor. The Licensor is a corporation duly organized, validly existing and in good standing under the laws of [state] and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

(ii)    Authorization and Validity of the Agreement. The execution. delivery and performance by the Licensor of this Agreement and the consummation by it of the transactions contemplated hereby has been duly authorized by its Board of Directors and, if necessary, its shareholders, and no other corporate action on the part of the Licensor is necessary for the execution, delivery and performance by the Licensor of this Agreement and the consummation by the Licensor of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Licensor, and this License Agreement is the legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with and subject to its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or other similar laws and equitable principles relating to or limiting creditor’s rights generally.

(iii)   No Conflict. The execution, delivery and performance by the Licensor of this Agreement and the consummation by the Licensor of the transactions contemplated hereby does not and will not (A) violate any provision of any federal, state, local or foreign law, rule or regulation or any order, injunction, judgment or decree applicable to the Licensor; (B) require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to the Licensor other than filings under applicable trade name laws or except as may be contemplated under any provision of this Agreement; (C) violate any provision of the Certificate of Incorporation or By-Laws or other constituent documents of the Licensor; or (D) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of or the performance by the Licensor under, or result in a loss of any benefit to which the Licensor is entitled under, or constitute a default under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which the Licensor is a party or by which it, or any of its assets, are bound or encumbered, where the failure to obtain such consent, approval or notice or the occurrence of any of the matters referred to in this subsection (D) would materially adversely affect the Licensee’s rights hereunder.

Except as expressly provided above in this Section 9(a) or elsewhere in this Agreement, the Licensor makes no other representations or warranties regarding this Agreement or the rights Licensed hereunder.

(b)   Representations and of Warranties of the Licensee. The Licensee represents and warrants as follows:

(i)     Due Organization and Power of the Licensee. The Licensee is a corporation duly organized, validly existing and in good standing under the laws of [state] and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

(ii)    Authorization and Validity of the Agreement. The execution, delivery and performance by the Licensee of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate action on the part of the Licensee is necessary for the execution, delivery and performance by the Licensee of this Agreement and the consummation by the Licensee of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Licensee, and this Agreement is the legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with and subject to its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws and equitable principles relating to or limiting creditors’ rights generally.

(iii)   No Conflict. The execution, delivery and performance by the Licensee of this Agreement and the consummation by the Licensee of the transactions contemplated hereby does not and will not (A) violate any provision of any federal, state, local or foreign law, rule or regulation or any order, injunction, judgment or decree applicable to the Licensee; (B) require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law applicable to the Licensee; (C) violate any provision of the Certificate of Incorporation or By-Laws or other constituent documents of the Licensee; or (D) require any consent, approval or notice under, conflict with, or result in the breach, lapse, cancellation or termination of, or result in the acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of or the performance by the Licensee under, or result in a loss of any benefit to which the Licensee is entitled under, or constitute a default under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, concession or other instrument to which the Licensee is a party or by which it or any of its assets are bound or encumbered, where the failure to obtain such consent, approval or notice or the occurrence of any of the matters referred to in this subsection (D) would materially adversely affect the Licensee’s rights hereunder.

SECTION 10.	Indemnification.

(a)  By the Licensor. The Licensor shall indemnify, defend and hold harmless the Licensee from and against and in respect of any and all claims, losses, damages, expenses, obligations, penalties, demands, suits, procedures, assessments, judgments, costs and liabilities (including costs of collection, investigation, reasonable attorneys’ fees and other costs of defense) (“Losses”) incurred by it, arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by the Licensor herein.

(b)   By the Licensee. The Licensee shall indemnify, defend and hold harmless the Licensor and its Affiliates from and against and in respect of any and all Losses incurred by them arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by the Licensee herein.

(c)    Procedure. If a claim by a third party is made against an indemnified party, the indemnified party shall promptly notify the indemnifying party of such claim. Failure to so notify the indemnifying party shall not relieve the indemnifying party of any liability which the indemnifying party might have, except to the extent that such failure materially prejudices the indemnifying party’s legal rights. The indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense of such claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party; provided that the fees and expenses of such counsel shall be borne by the indemnified party and (ii) the indemnifying party shall reimburse the indemnified party for the full amount of any Loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this Section 10 as such are incurred. Notwithstanding anything contained herein, the indemnifying party shall not enter into any settlement without the consent of the indemnified party, unless the settlement involves the payment of money only and the indemnified party is solely liable for payment of said money. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such contested claim (provided that such settlement does not adversely affect any rights of the indemnifying party with respect to the Licensed Trade Names), but in such event it shall automatically waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after receipt of the indemnified party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, or so notifies the indemnified party but fails to undertake or maintain such defense promptly and in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment and without prejudice to the rights of the indemnified party to indemnification hereunder.

(d)   Survival. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.

SECTION 11.	Miscellaneous.

(a)  Notices. Except as otherwise provided herein, all notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with delivery charges prepaid, or mailed by certified or registered mail, postage prepaid, receipt requested, or sent by telecopy, as follows:

If to the Licensor, to it at:

_______________________

_______________________

_______________________

_______________________

with a copy to:

_______________________

_______________________

_______________________

_______________________

If to the Licensee, to it at:

_______________________

_______________________

_______________________

_______________________

with a copy to:

_______________________

_______________________

_______________________

_______________________

or to such other person or address as either party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery.

(f)     Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)    Entire Agreement. This Agreement (including the Schedule hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(h)    Assignability. This Agreement shall be freely assignable by the Licensee to any successor of the Licensee’s business which is a wholly owned subsidiary of the Licensee with respect to the operation of jewelry departments and the related purchasing, consigning, merchandising, selling, marketing, promoting, advertising, distributing, manufacturing, importing of or other activities relating to jewelry products. This Agreement shall not be assignable by the Licensor.

(i)     Relationship of the Parties. This Agreement shall in no way constitute or give rise to a partnership, joint venture or agency between the parties, it being acknowledged and agreed that the relationship created hereby is strictly that of licensor and licensee. Except as may be expressly provided to the contrary herein, nothing in this Agreement shall constitute or be deemed to constitute either party as the legal representative or agent of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, in the name of or on behalf of the other party.

(j)     Amendment and Modification; Waiver. Subject to applicable law, this Agreement (including Schedule A hereto) may only be amended, modified and supplemented by written instrument expressly identified as an amendment hereto authorized and executed by the Licensor and the Licensee at any time prior to the termination hereof with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof.

(k)   Further Assurances. From time to time, pursuant to the request of the Licensee delivered to the Licensor, the Licensor, at the Licensee’s expense, shall execute and deliver such instruments and documents and take such actions as the Licensee may reasonably request in order to allow the Licensee the use of the Licensed Trade Names contemplated hereby or otherwise to carry out the purposes and intent of this Agreement. From time to time, pursuant to the request of the Licensor delivered to the Licensee, the Licensee, at the Licensor’s expense, shall execute and deliver such instruments and documents and take such actions as the Licensor may reasonably request to carry out the purposes and intent of this Agreement.

(l)     Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)  Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall be deemed to be one and the same agreement.

(n)    Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws or principles thereof.

(o)   Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first above written.

[NAME OF LICENSOR]

By:	________________________________

Name:

Title:

[NAME OF LICENSEE]

By:	________________________________

Name:

Title:

SCHEDULE A

Licensed Trade Names

Schedule A-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY NOTE GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _____________ among ________________ (the “Guarantor”), [a subsidiary of Finlay Fine Jewelry Corporation (or its permitted successor or assign)][the parent company of Finlay Fine Jewelry Corporation (or its permitted successor or assign)], a Delaware corporation (the “Company”), the other Note Guarantors (as defined in the Indenture referred to herein) and HSBC Bank USA, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 26, 2008 providing for the issuance of 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     Agreement to Guarantee. The Guarantor hereby unconditionally guarantees all of the Company’s Obligations as set forth in Article 10 of the Indenture in the same manner and to the same extent as if it had executed the Indenture on the date thereof as Note Guarantor thereunder.

3.     Continuing Agreement. Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all instruments executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

Exhibit D-1

4.     New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together constitute the same agreement.

6.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, ________

[GUARANTOR]

By:	________________________________

Name:

Title:

FINLAY FINE JEWELRY CORPORATION

By:	________________________________

Name:

Title:

HSBC BANK USA, National Association, as Trustee

By:	________________________________

Name:

Title:

Exhibit D-2

EXHIBIT E

(FORM OF SUBSIDIARY INTERCOMPANY NOTE)

PROMISSORY NOTE

$[____________________]	New York, New York

[date]

FOR VALUE RECEIVED, [___________], a [___________] corporation (“Borrower”), promises to pay to the order of [___________], a [___________] corporation (“Payee”), [upon demand by the Payee] [on _____________]], at its office at [_________], or at such other place as Payee may, from time to time, designate in writing, in lawful money of the United States of America in immediately available funds, the principal sum of [___________] Dollars ($[___________]) [together with interest thereon at a rate of [___] % per annum from [___________] until maturity].

PAYEE AND ANY HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS PROMISSORY NOTE, AGREES THAT THE PAYMENT OF THE PRINCIPAL OF AND INTEREST ON, IF ANY, THIS PROMISSORY NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL INDEBTEDNESS OF THE BORROWER OTHER THAN INDEBTEDNESS WHICH BY ITS TERMS IS SUBORDINATE IN RIGHT OF PAYMENT TO OTHER INDEBTEDNESS OF THE BORROWER (“SENIOR DEBT”) WHETHER OUTSTANDING ON THE DATE HEREOF OR HEREAFTER CREATED, INCURRED, ASSUMED OR GUARANTEED, AND THAT THE SUBORDINATION IS FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR NOTES.

[Borrower will pay interest [semi-annually] in arrears on [___] and [___] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).] Interest on this Promissory Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be [___]. [Borrower shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is [___]% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.] Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

Upon any distribution to creditors of Borrower in an insolvency or in connection with any proceeding under Bankruptcy Law relating to Borrower or its property, (i) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including post-petition interest in any proceeding under Bankruptcy Law) before the holder hereof shall be entitled to receive any payment of the principal hereof or interest, if any, hereon and (ii) until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the holder hereof would otherwise be entitled shall be made to the holders of such Senior Debt on a pro rata basis.

Exhibit E-1

Any contrary provision hereof notwithstanding, Borrower may not make any payment of the principal hereof or interest, if any, hereon if a default occurs and is continuing with respect to any Senior Debt.

Upon the failure of the Borrower to pay principal [or accrued interest] when due and at any time thereafter [(but prior to the payment in full of all such accrued and unpaid interest)] the holder of this Promissory Note may declare the unpaid principal balance and all accrued and unpaid interest hereon to be immediately due and payable.

In the event that any action shall be brought for the enforcement hereof, the undersigned hereby promises to pay all costs and expenses hereof, including, but not limited to. reasonable attorneys’ fees and disbursements.

Borrower’s obligations hereunder shall be unconditional and shall not be subject to any defense (other than prior payment) set-off, deduction, counterclaim or recoupment whatsoever by Borrower.

Any amounts due under this Promissory Note may be prepaid at any time or times in whole or in part without premium or penalty.

Presentation, notice of protest, and demand are hereby expressly waived by the undersigned.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indentures, dated as of June 3, 2004 and November 26, 2008, between Finlay Fine Jewelry Corporation and HSBC Bank USA, National Association, as trustee.

THE TERMS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

BORROWER

By:	________________________________

Name:

Title:

Exhibit E-2